Exhibit 10.140

PURCHASE AGREEMENT
(Town Center Plaza, Leawood, Kansas)

THIS PURCHASE AGREEMENT ("Agreement") dated as of the last day of execution (the "Effective Date"), is made by and between TOWN CENTER PLAZA, L.L.C., a Delaware limited liability company ("Seller") and LEAWOOD TCP, LLC, a Delaware limited liability company ("Buyer").

SECTION 1 - THE PROPERTY.  Seller agrees to sell and Buyer agrees to purchase all of Seller’s right, title and interest in and to the following described property:

(a)           The real property and improvements commonly known as Town Center Plaza consisting of the land described in EXHIBIT A attached hereto (the "Land") consisting of approximately 38.5849 acres, and as cross-hatched on the site plan attached hereto as EXHIBIT B (but expressly excluding all areas of land shown on the site plan which are not cross-hatched), together with all buildings, improvements and other real estate fixtures, and all easements, appurtenant rights, privileges, reservations, rights-of-way, licenses and permits owned by Seller and relating to the Land or its operation, (collectively, "Real Property") situated in the City of Leawood, County of Johnson, State of Kansas.

(b)           All written leases or tenancies affecting the Real Property and described in EXHIBIT C attached hereto and made a part hereof ("Leases");

(c)           Personal property, including, without limitation, all gas and electric systems, lighting, heating and air conditioning equipment and systems, radiators, ventilator equipment, incinerators, furnaces, hot water heaters, water, sewage and plumbing systems, fire protection and security systems and all other fixtures attached to such Land and buildings and owned by Seller and used solely in connection with the Real Property, if any ("Personal Property"), located at the Real Property, owned by Seller and used on or in connection with the operation and management of the Real Property.

(d)           All intangible personal property, if any, owned by Seller and used solely in connection with the Real Property including, without limitation, Seller's right, title and interest (if any) in and to the trade name "Town Center Plaza" (the "Trade Name"), and all goodwill associated with the Trade Name, the "TCP" design mark and all goodwill associated with that mark, the domain name towncenterplaza.com, the website located at towncenterplaza.com, the Facebook business page located at http://www.facebook.com/TownCenterPlaza, the Twitter name @TownCenterPlaza, and any telephone numbers associated with the Trade Name, but expressly excluding any of the foregoing that are not exclusive to the Real Property or related to the general property management business of Developers Diversified Realty Corporation, Seller or their affiliates (including brochures or operating manuals related to the management of the Real Property) (collectively, the "Intangible Property").

(e)           All warranties and guarantees (the "Guarantees") given in connection with the construction or repair of the Real Property or the purchase of any Personal Property to the extent any such Guarantees are assignable and remain outstanding as of the Closing Date (as hereinafter defined); and

(f)           All certificates of occupancy (or the local equivalent), permits, licenses, approvals and authorizations (collectively, the "Permits"), to the extent such Permits are assignable, issued by any federal, state, county, municipal, governmental or quasi-governmental authority relating to the Real Property.

For purposes of this Agreement, the Land, Real Property, Leases, Personal Property, Intangible Property, Guarantees and Permits are collectively referred to as the "Property."

SECTION 2 - PURCHASE PRICE.  Buyer agrees to pay Seller, as the purchase price for the Property, the sum of One Hundred Thirty-Two Million and No/100 Dollars ($132,000,000) plus the Defeasance Penalty (as defined in Section 6.6(a)(iii)) (collectively, the "Purchase Price").  The Purchase Price shall be paid as follows:

(a)           Within two (2) business days after the Effective Date of this Agreement, Buyer shall deposit Two Million and No/100 Dollars ($2,000,000.00) with the Escrow Agent (as hereinafter defined) in escrow as an earnest money deposit ("Earnest Deposit").  Upon the expiration of the Due Diligence Period, the Earnest Deposit shall be nonrefundable to Buyer, but shall be applicable to the Purchase Price at Closing; and

(b)           Buyer shall deliver the Purchase Price (including the Defeasance Penalty), less the Earnest Deposit and the credits authorized to Buyer in accordance with Section 5.1, in immediately available funds, in escrow with the Escrow Agent on or prior to the Closing Date (as hereinafter defined). At the Closing, the portion of the Purchase Price equal to the Defeasance Penalty shall be disbursed by the Escrow Agent to the Lender to effectuate the defeasance of the Leawood Loan as contemplated by Section 6.6(a)(i) hereof.

SECTION 3 - ESCROW AND TITLE INSURANCE.

3.1 -  Escrow Agent.  The parties hereto designate Chicago Title Insurance Company, 711 Third Avenue, New York, New York 10117, Attn: Matthew Bliwise, (212) 880-1401, bliwisem@ctt.com as the escrow agent ("Escrow Agent") in connection with this transaction.  This Agreement shall serve as escrow instructions and shall be subject to the usual conditions of acceptance of the Escrow Agent, insofar as the same are not inconsistent with any of the terms hereof.  By execution of this Agreement, the Escrow Agent agrees that the Earnest Deposit shall be held as a deposit under this Agreement in an interest-bearing account and:  (i) applied against the Purchase Price if Closing occurs; or (ii) delivered to Seller or Buyer, in accordance with written instructions jointly executed by Seller and Buyer, if Closing does not occur.  Interest on the Earnest Deposit shall be added to and deemed part of the Earnest Deposit.

3.2 -  Title/Survey.

(a)           As of the Effective Date, Buyer confirms it has received from Fidelity National Title Insurance Company, 4111 Executive Parkway, Suite 304, Westerville, Ohio 43081, Attn: Mark Sinkhorn; Telephone: 800-626-9881; Email: mark.sinkhorn@fnf.com ("Title Company"),  a commitment ("Commitment") to issue an ALTA Owner’s Policy of Title Insurance Form (ALTA 2006) in an amount equal to the Purchase Price ("Title Policy").  Buyer shall have the right to order and obtain, at its sole cost and expense, a survey of the Real Property ("Survey").  In the event Buyer desires to obtain a Survey, then Buyer shall place its order for the Survey within five (5) days after the Effective Date.  The Survey shall be certified to Seller, Buyer and the Title Company.  The Survey shall be in form and substance sufficient to delete the standard survey exception from the Title Policy.  On or before the Closing Date, Seller shall execute and deliver to the Title Company Seller's customary form of owner's affidavit which will enable the Title Company to delete the other standard printed exceptions other than the survey exception from the Title Policy (the "Owner's Title Affidavit").  It shall be a condition precedent to Buyer’s obligation to purchase the Property that the Title Company can and will, on the Closing Date, issue the Title Policy in accordance with the Commitment and subject only to the Permitted Exceptions (as hereinafter defined).

(b)           Buyer shall give written notice to Seller no less than five (5) days after the Effective Date ("Buyer's Objection Notice"), specifying objection(s) to those items shown on the Commitment reasonably objected to by Buyer ("Title Defects"), and those encroachments or other matters shown on the Survey reasonably objected to by Buyer ("Survey Defects"; Title Defects and Survey Defects shall be collectively known as "Objections").  Within five (5) business days following receipt of Buyer’s Objection Notice, Seller shall notify Buyer in writing ("Seller's Title Response Notice") of those Objections which Seller intends to cure at or prior to Closing ("Cure Items").  Notwithstanding the foregoing, Seller shall be under no obligation to cure any Objections other than a Monetary Lien (as hereinafter defined).  If Seller identifies any Cure Items in Seller's Title Response Notice, then Seller shall proceed to satisfy the Cure Items at or prior to Closing.  If Seller is unable to satisfy the Cure Items at or prior to Closing despite Seller's commercially reasonable efforts, then Seller, by providing written notice to Buyer, shall have a period of not more than fifteen (15) additional days after the proposed Closing Date in which to cause the Cure Items to be satisfied, in which case the Closing Date shall be automatically extended to the extent necessary to enable Seller to so satisfy the Cure Items.  If Seller fails to deliver Seller's Title Response Notice within the aforementioned five (5)-business day period, then Seller shall be deemed to have elected not to cure any of the Objections.  Notwithstanding anything herein to the contrary, Seller, at Seller's sole cost and expense, shall be required to use commercially reasonable efforts to obtain documents from third parties to discharge or have the Title Company insure over and remove such items from the Title Policy such as mortgages, deeds of trusts, financing statements and other instruments created by Seller and evidencing or securing the repayment of existing debt, judgment liens and other liens of a liquidated amount evidencing a monetary obligation (excluding liens for real estate taxes and assessments (both general and special) not due and payable) (collectively, "Monetary Liens"), regardless of whether or not Buyer has notified Seller of Buyer’s objection thereto. Failure of Buyer to object to a Monetary Lien shall in no event be deemed a waiver of Buyer’s right to require Seller to remove such Monetary Lien. Seller may use proceeds of the Purchase Price to satisfy or remove such Monetary Liens at Closing.

(c)           Within three (3) business days of receipt of Seller's Title Response Notice, Buyer shall elect to do one of the following: (i) waive the Objections that Seller has not designated as Cure Items and proceed to acquire the Property without any abatement of the Purchase Price and take title to the Real Property subject to such Objections; or (ii) terminate this Agreement, by written notice to Seller and to the Escrow Agent, in which event Escrow Agent shall return the Earnest Deposit to Buyer and the parties shall be released from all obligations hereunder except those obligations that expressly survive pursuant to the terms of this Agreement.  If Buyer fails to timely make any such election, then Buyer shall be deemed to have elected to purchase the Property pursuant to the foregoing clause (i).

SECTION 4 - CONVEYANCE.  On the Closing Date, Seller shall convey title to the Real Property by special or limited warranty deed ("Deed"), free and clear of all liens and encumbrances, except the following (collectively, the "Permitted Exceptions"):  (i) all real estate taxes and assessments, both general and special, not yet due and payable; (ii) declarations, conditions, covenants, restrictions, easements, rights of way and other similar matters of record shown on the Commitment, which are approved or deemed approved by Buyer pursuant to Section 3.2 herein; (iii) zoning and building ordinances; (iv) those matters shown on the Survey other than uncured Survey Defects that constitute Cure Items; and (v) the rights of tenants in possession as tenants only ("Tenants").  Transfer of Seller’s interest as landlord under the Leases shall be made by an Assignment and Assumption of Leases ("Assignment of Leases"), in the form of the Assignment of Leases attached hereto as EXHIBIT D and made a part hereof, to be executed by Seller and Buyer effective as of the Closing Date.

SECTION 5 - PRORATIONS AND CLOSING COSTS.

5.1 -  Prorations.  All items of income and expense (collectively, the "Prorated Items") shall be paid, prorated or adjusted as of midnight on the date prior to the Closing Date (the "Proration Date") in the manner hereinafter set forth:

(a)           Buyer shall be credited with the amount of each of the following:  (i)  all rents received (i.e. collected) by Seller or its agents and attributable to any period commencing after the Proration Date; (ii) tenant improvement allowances that remain unpaid and are shown on Schedule 1 (which Schedule shall be updated by Seller at Closing); (iii) leasing commissions that remain unpaid and are shown on Schedule 2 (which Schedule shall be updated by Seller at Closing); (iv) all expense contributions and other required payments, real estate tax contributions to pay for Taxes (as hereinafter defined), and other payments and reimbursements of whatever nature or kind from Tenants received by Seller or its agents and attributable to any period commencing after the Proration Date (collectively, the "Tenant Contributions"); (v) all cash security deposits that remain unapplied and are shown on Schedule 3 (which Schedule shall be updated by Seller at Closing) (collectively, the "Security Deposits"); and (vi) all amounts paid to the Seller pursuant to any Leases and held by Seller in reserve accounts to fund future repairs or replacements.

(b)           All Prorated Items for the month of Closing shall be prorated between Buyer and Seller based upon their respective actual days of ownership for such month in which the Closing occurs.  Except for any Security Deposits, neither Buyer nor Seller shall receive credit at Closing for any Prorated Items due and not paid as of the Proration Date.  At the time of the final calculation and collection from Tenants of Tenant Contributions, whether in the nature of a reconciliation payment or full payment, in arrears, there shall be a reproration between Buyer and Seller as to the Tenant Contributions not later than one hundred eighty (180) days after the Closing Date (the "Outside Reproration Date").  The reproration of the Tenant Contributions and the reproration of real estate tax contributions shall be made on the basis of a per diem method of allocation.  Each party covenants to provide the other with any information in its possession necessary to finalize such calculation.

(c)           Percentage rent, if any, shall be prorated between Buyer and Seller by utilizing the percentage rent payable for such lease year based upon the actual days of ownership of the Property.  There shall be no adjustment for percentage rent payments until after the receipt of any percentage rent payments made by the respective Tenants.  Percentage rent payments shall be reprorated for each Tenant promptly after receipt of the final annual sales report and percentage rent payment from such Tenant for the lease year in which the Proration Date occurs, but in no event shall such reproration occur later than the Outside Reproration Date.

(d)           Any amounts received from Tenants after Closing shall be applied on a Tenant-by-Tenant basis in the following order:  (i)  first, on account of any amount currently due Buyer from such Tenant(s); (ii)  next, to Buyer for Buyer’s actual out-of-pocket costs, if any, of collection of such amounts; and (iii) on the account of any amount due Seller.  Any of the foregoing amounts due to Seller shall be paid not later than the Outside Reproration Date.  Seller shall have no right to seek judgments or other relief against Tenants after Closing without the Buyer’s prior written approval, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, with respect to the matters set forth on Schedule 6 attached hereto, Seller shall retain the right, at Seller's cost and expense, to seek and obtain any judgment or other relief requested as of the Effective Date against such Tenants after Closing.

(e)           Operating expenses, including permits, licenses, membership dues, contributions to promotional or similar funds, merchant association dues, gift program expenses and all other kinds of expenses and liabilities relating to the Property which were required to be paid by Seller prior to Closing and required to be paid by the Buyer after Closing, and any prepaid expenses, to the extent same are being purchased by Buyer, shall be prorated between Buyer and Seller based upon the actual expenses or reasonable estimates.

(f)           Notwithstanding anything herein to the contrary, Seller represents and warrants that all real estate taxes and assessments ("Taxes") for the Property currently due and payable for the calendar year 2011 and for all prior years have been paid prior to the date hereof.  Any portion of the Taxes for the calendar year 2011 not yet due and payable and for which Tenants are not responsible under the Leases ("Landlord’s Portion of Taxes") shall be prorated between Seller and Buyer based upon the actual days of ownership of the parties for the year in which Closing occurs utilizing the most recent ascertainable tax bill(s).  Seller and Buyer agree to reprorate Landlord’s Portion of Taxes upon Buyer’s receipt of the actual tax bill for the tax year in question, if any, but in no event shall such reproration occur after the Outside Reproration Date.  All refunds of Taxes resulting from any real property tax appeal for the tax year in which the Proration Date occurs shall be:  (i)  allocated to amounts to be rebated to Tenants if required by a Lease and only to the extent so required, and the amount so allocated shall be forwarded to Buyer and Buyer agrees to promptly rebate the amount due to such Tenants; (ii)  allocated to Seller to the extent that the amount refunded (and not allocated to amounts to be rebated to Tenants) is attributable to periods prior to the Proration Date, and such allocated amounts are to be held and/or distributed as specified in Section 5.1(i); and (iii)  payable to Buyer to the extent that the amount refunded (and not allocated to amounts to be rebated to Tenants) is attributable to periods commencing after the Proration Date.  Notwithstanding the foregoing, Buyer shall receive a credit from Seller for all sums representing contributions of Taxes received by Seller or its agents from any Tenants and attributable to any period prior to the Proration Date, which have not been applied toward the payment of Taxes.

(g)           Seller shall pay all utility charges attributable to the Real Property through the Proration Date (except for those utility charges and operating expenses payable by Tenants in accordance with the Leases) and Buyer shall pay all utility charges and other operating expenses attributable to the Real Property after the Proration Date.  Meters for all public utilities (including water) being used on the Real Property shall be ordered read by Seller on the Proration Date and all charges incurred prior to the Proration Date shall be paid by Seller.  To the extent that the amount of actual consumption of any utility services is not determined (or cannot be reasonably determined) prior to the Proration Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-Closing period is determined.  Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Real Property.  Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the Closing Date.

(h)           All other items which are customarily prorated in transactions in which rental real estate is purchased and sold, and which are not otherwise dealt with herein, shall be prorated as of  the Proration Date.

(i)           Seller and Buyer shall prepare a closing settlement statement (the "Closing Statement") prior to the Closing Date that shall reflect the purchase and sale of the Property and all prorations and adjustments, all as referenced in Section 2(b) of this Agreement.  A copy of the Closing Statement agreed upon by Seller and Buyer shall be executed by both the Seller and Buyer and delivered to the Escrow Agent at the Closing.  All rents and other payments received by Seller after the Proration Date shall be immediately forwarded and endorsed over to Buyer, subject to the provisions set forth above.

(j)           In the event any prorations or computations made under this Section 5.1 which are based on estimates, prove to be incorrect or require the passage of time in order to obtain sufficient information (i.e. gross sales reports for the calculation of percentage rent), then either party shall be have the right, prior to the Outside Reproration Date, to prepare and deliver a revised schedule of adjustments (a "Reconciliation Statement"), which shall include tenant invoice calculations and reasonable operating expense invoice backup.  Within thirty (30) days following delivery of a Reconciliation Statement, Seller and Buyer shall work in good faith to resolve any outstanding items with respect to such Reconciliation Statement.  Upon approval of the Reconciliation Statement, Buyer or Seller, as applicable, shall remit any amounts due to the other within fifteen (15) days.

5.2 -  Costs to be Paid by Seller.  Seller shall pay or be charged with the following costs and expenses in connection with this transaction:

(a)           all state transfer taxes and conveyance fees on the sale and transfer of the Property;

(b)           one-half of the cost of the title search and exam;

(c)           the cost of the premium for the Title Policy, but excluding the costs of any endorsements thereto;

(d)           one-half of the escrow fees and reasonable closing fees charged by the Escrow Agent; and

(e)           the fees and expenses of Seller's attorney(s).

5.3 -  Costs to be Paid by Buyer.  Buyer shall pay the following costs and expenses in connection with this transaction:

(a)           the cost of recording the Deed;

(b)           one-half of the cost of the title search and exam;

(c)           the cost of any endorsements to the Title Policy; and

(d)           one-half of the escrow fees and the reasonable closing fees charged by Escrow Agent;

(e)           the cost of the Survey, if obtained;

(f)           all costs incurred by Buyer in connection with its due diligence or other activities related to the Property;

(g)           the Defeasance Penalty (as defined in Section 6.6(a)(iii)), being a part of the Purchase Price;

(h)           Buyer's share of the Defeasance Costs (as such term is defined in Section 6.6(a)(iii) below); and

(i)           the fees and expenses of Buyer’s attorney(s).

SECTION 6 - POSSESSION AND CLOSING.

6.1 -  Closing.  The transaction contemplated herein shall be closed at the office of the Escrow Agent at such time and on such date as may be agreed upon by Buyer and Seller; provided, however, that the closing shall occur on or before 3:00 PM (EST) on the thirtieth (30th) day after the expiration of the Due Diligence Period, subject to the right of either party to extend the Closing Date pursuant to Section 6.6(a)(v).  The time and date of such closing is referred to herein as the "Closing Date" or the "Closing".

6.2 -  Closing Deliveries.

(a)           To effectuate the Closing, Seller shall deliver to the Escrow Agent the following:

(i)            the Deed duly executed by Seller;

(ii)           the Assignment of Leases duly executed by Seller;

(iii)          a Bill of Sale in the form attached hereto as EXHIBIT E pursuant to which Seller will convey to Buyer all of Seller’s right, title and interest in and to the Personal Property duly executed by Seller;

(iv)          signed counterparts of the General Assignment in substantially the form attached hereto as EXHIBIT G pursuant to which Seller will assign to Buyer all of the Intangible Property, all Guarantees and all Permits (the "General Assignment") duly executed by Seller;

(v)           an assignment to Buyer of all of Seller's right, title and interest in any reciprocal easement agreements, operating agreements and other similar agreements (the "REA Agreements") in substantially the form attached hereto as EXHIBIT H (the "REA Assignment") duly executed by Seller;

(vi)           an assignment to Buyer of all of Seller's right, title and interest in that certain Supplemental Agreement by and between Seller and Leawood Exchange, LLC, a Kansas limited liability company, date August 7, 2009, in substantially the form attached hereto as EXHIBIT N (the "Supplemental Agreement Assignment") duly executed by Seller;

(vii)           a certificate executed by Seller in the form of EXHIBIT I attached hereto, certifying the truth, completeness and accuracy of the representations and warranties of Seller, as of the Closing Date duly executed by Seller;

(viii)          a certificate regarding Seller's non-foreign status duly executed by Seller;

(ix)             a completed 1099-S request for taxpayer identification number and certification and acknowledgment duly executed by Seller;

(x)              originals of the Tenant Estoppel Certificates (as hereinafter defined) and the REA Estoppels (as hereinafter defined);

(xi)             originals of the documents required by Lender (as hereinafter defined) or Buyer in connection with the defeasance of the Leawood Loan (as hereinafter defined);

(xii)             the Owner's Title Affidavit duly executed by Seller;

(xiii)            notices to all Tenants in substantially the form of EXHIBIT F attached hereto duly executed by Seller;

(xiv)          resolutions of Seller authorizing the sale of the Property pursuant to this Agreement and the authority of the officer executing the closing documents on behalf of Seller duly executed by Seller;

(xv)           a Closing Statement duly executed by Seller; and

(xvi)          such other instruments reasonably required to consummate the transaction contemplated by this Agreement.

(b)           To effectuate the Closing, Buyer shall deliver to Escrow Agent the following:

(i)             the Assignment of Leases duly executed by Buyer;

(ii)            the General Assignment duly executed by Buyer;

(iii)           the REA Assignment duly executed by Buyer;

(iv)           the Supplemental Agreement Assignment duly executed by Buyer;

(v)            the Closing Statement duly executed by Buyer; and

(vi)           such other instruments reasonably required to consummate the transaction contemplated by this Agreement.

(c)           Unless otherwise provided herein, all documents and funds necessary for Closing shall be deposited in escrow at least one (1) business day prior to the Closing Date.  At Closing:

(i)             the Escrow Agent shall deliver the Deed to Buyer by filing the Deed for record in the public records for the jurisdiction in which the Property is located;

(ii)            the Escrow Agent shall pay to Seller the Purchase Price less any credits to which Buyer is entitled as reflected on the Closing Statement, and disburse the Earnest Deposit to Seller;

(iii)           the Title Company shall issue the Title Policy; and

(iv)           the Escrow Agent shall charge Seller and Buyer for the closing costs as set forth in Section 5 above.

(d)           Seller shall deliver exclusive possession of the Property to Buyer at the Closing, except for the rights of any parties under the Permitted Exceptions.

6.3 -  Post-Closing Deliveries.  To the extent not already delivered to Buyer, promptly following the Closing, Seller shall deliver or cause to be delivered to Buyer, at Seller’s sole cost and expense, copies of all files and records in Seller’s possession relating to the operation and maintenance of the Property.  To the extent not already delivered to Buyer and to the extent each of the following items exists in Seller’s files, Seller shall also deliver to Buyer promptly following the Closing originals of each of the Leases and originals or copies of Permits relating to the Real Property and originals or copies of all plans, specifications, drawings and surveys relating to the Real Property to the extent they are in the possession or control of Seller.

6.4 -  Tenant and REA Estoppels.

(a)           Seller shall request estoppel certificates from all parties other than Seller to any REA Agreements (the "REA Estoppel Certificates"), substantially in (A) the form set forth in EXHIBIT J or (B) such other form as is attached to the applicable REA Agreement.  The REA Estoppel Certificates shall not allege the existence of any default by Seller or any unperformed obligation of Seller, or recite any material fact that contradicts any of Seller's representations and warranties.  It shall be a condition to Buyer's obligation to close the transactions contemplated in the Agreement that Buyer receive REA Estoppel Certificates from Macy's, Dick's and AMC prior to Closing (the "REA Estoppel Threshold").

(b)           Seller shall use commercially reasonable efforts to obtain estoppel certificates from each of the Tenants under the Leases (the "Tenant Estoppel Certificates").  It shall be a condition precedent to Buyer's obligation to close the transactions contemplated by this Agreement that, not later than five (5) days prior to the Closing Date, Seller shall have delivered to Buyer Tenant Estoppel Certificates received by Seller, in substantially in the form set forth in EXHIBIT K, or in such alternative form set forth in the Tenant's Lease, from: (i) Barnes & Noble, Gap, Anthropologie, Pottery Barn, Williams Sonoma, Bravo Cucina, Pottery Barn Kids, and Bristol Bar and Grill (individually, a "Key Tenant"); and (ii) Tenants comprising not less than eighty percent (80%) of the remaining open and occupied net rentable square feet of the Property (i and ii collectively, the "Estoppel Threshold"), which shall be dated not earlier than sixty (60) days before the Closing Date; provided, however, that in no event shall Seller be required to obtain a Tenant Estoppel Certificate from any Tenant that is the subject of a bankruptcy or insolvency proceeding.  The Tenant Estoppel Certificates shall not allege the existence of any default by Seller or any unperformed obligation of Seller, or recite any material fact that contradicts any of Seller's representations and warranties.  Seller shall have the right to deliver a certificate signed by Seller in lieu of a Tenant Estoppel Certificate in the form set forth in EXHIBIT L ("Seller’s Lease Certificate") with respect to the Lease of any Tenant that is not a Key Tenant or an Anchor Store (as hereinafter defined); provided, however, that in the aggregate, Buyer shall not be required to accept Seller’s Lease Certificates with respect to Leases which in the aggregate total in excess of 5% of the remaining open and occupied net rentable square feet of the Property excluding Anchor Stores and all Key Tenants.  Notwithstanding the forgoing, in no event shall Seller have the ability to deliver a Seller’s Lease Certificate to Buyer as a replacement for a Tenant Estoppel Certificate which identified a default by Seller as landlord under the Lease in order to satisfy the Estoppel Threshold.

(c)           In the event that Seller is unable to meet (i) the Estoppel Threshold by delivering either Tenant Estoppel Certificates or a Seller's Lease Certificate to Buyer, or (ii) the REA Estoppel Threshold, then Seller shall not be in default of this Agreement, but rather a failure of a condition shall have occurred and Buyer’s sole remedy shall be to either waive the requirement and proceed to Closing upon the terms and conditions set forth in this Agreement or to terminate this Agreement by delivering written notice of such termination to Seller at or prior to the Closing Date.  In the event this Agreement is terminated in accordance with the foregoing, the parties shall have no further rights or obligations under this Agreement except for the obligations which specifically survive the termination of this Agreement, and the Earnest Deposit shall be returned to Buyer.

(d)           Promptly as possible, but in no event than later five (5) days after the Effective Date, Buyer shall notify Seller of the certification parties to whom the Tenant Estoppel Certificates and the REA Estoppel Certificates should be addressed.  In the event Buyer fails to so notify Seller prior to the expiration of the Due Diligence Period, Seller shall cause the Tenants to certify such instruments to the Buyer named herein, and to its successors, assigns and lenders, and Buyer shall accept such instruments as so certified.

6.5 -  Covenants of Seller Pending Closing.

(a)           From the Effective Date through expiration of the Due Diligence Period, Seller shall not modify, cancel, extend or otherwise change in any manner, the terms, covenants or conditions of any insurance policy insuring the Real Property, or the Leases, nor enter into any contracts for services or otherwise that may be binding upon the Real Property or upon Buyer, nor shall any easements be created or any licenses given on the Real Property, nor shall any legal action be taken in connection with respect to the Real Property, nor enter into any new leases of space in the Real Property, without the express prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)           Following the expiration of the Due Diligence Period through the Closing Date, Seller shall not modify, cancel, extend or otherwise change in any manner, the terms, covenants or conditions of any insurance policy insuring the Real Property, or the Leases, nor enter into any contracts for services or otherwise that may be binding upon the Real Property or upon Buyer, nor shall any easements be created or any licenses given on the Real Property, nor shall any legal action be taken in connection with respect to the Real Property, nor enter into any new leases of space in the Real Property, without the express prior written consent of Buyer, which consent may be given or withheld in Buyer’s sole discretion.  Notwithstanding the foregoing, prior to Closing, Seller shall have the right to negotiate and enter into new Leases and/or amendments or modifications to existing Leases with the parties identified on EXHIBIT M and on terms substantially consistent with EXHIBIT M; provided, however, that Buyer shall have the right to approve the final version of any new Lease or any amendment or modification to any existing Lease or any contract, amendment, modification or change order including, without limitation, those set forth on Schedule 8 attached hereto (collectively, the "Landlord Work Contracts") for any Landlord Work (as hereinafter defined) prior to Seller executing same, such approval not to be unreasonably withheld, conditioned or delayed.  Buyer shall respond to Seller's request for approval of the final version of any new Lease or any amendment or modification of any existing Lease or to any Landlord Work Contract within five (5) business days of delivery by Seller.  If any such new Leases or amendments or modifications to existing Leases condition the tenant's obligation thereunder upon the landlord's performance of work or completion of improvements ("Landlord's Work"), and such Landlord's Work is not completed by Seller prior to Closing, then any such Landlord Work Contracts shall be assigned to Buyer at Closing, and Seller shall credit Buyer for the amount of any unpaid amounts due thereunder as evidenced by a statement of confirmation from contractor performing Landlord's Work under the Landlord Work Contract as to such amounts.  In the event any such Landlord Work Contracts are to be assigned to Buyer at Closing, such Landlord Work Contracts shall be included in the General Assignment attached hereto as EXHIBIT G.

(c)           From the Effective Date through the Closing Date, Seller shall continue to operate the Real Property in substantially the same manner as Seller has prior to the Effective Date and shall:  (i) at its expense, maintain the Real Property in its present order and deliver the Real Property on the Closing Date in substantially the same condition it is in on the Effective Date, reasonable wear and tear and damage by fire and other insured casualty excepted; (ii) give prompt notice of any fire or other casualty affecting the Real Property after the Effective Date; (iii)  deliver to the Buyer, promptly after receipt by the Seller, copies of all notices received by the Seller relevant to any of the Property, including, without limitation, notices of violation issued by governmental authorities with respect to the Real Property received by the Seller after the Effective Date; (iv) apply any Security Deposits in accordance with the terms of the Leases; and (v) promptly notify the Buyer of any material change in the facts known to Seller underlying any representation or warranty in this Agreement and of any material change in the condition or status of the Real Property.

6.6 - Conditions Precedent to Closing.

(a)           Conditions Precedent to Seller's Obligation to Proceed to Closing.

(i)           It shall be a condition precedent to Seller's obligation to proceed to Closing that Seller successfully effectuate the defeasance of that certain loan with a principal balance of Fifty-Two Million Eight Hundred Seventy Thousand Five Hundred Eighty-Six and No/100 Dollars ($52,629,734.01) as of August 10, 2011 (the "Leawood Loan") which currently encumbers the Property.

(A)           Within two (2) business days after the Effective Date, Seller shall provide written notice to Wells Fargo Commercial Servicing (the "Lender") of the transactions contemplated by this Agreement, which notice shall request a closing checklist ("Defeasance Checklist") from Lender which sets forth the requirements of Lender to successfully accomplish the defeasance of the Leawood Loan.

(B)           In connection with the defeasance of the Leawood Loan, Buyer shall be responsible for the payment of the defeasance penalty imposed by Section 2.1 of the loan agreement for the Leawood Loan, which Seller and Buyer estimate to total approximately $6,100,000.00 (the "Defeasance Penalty").  Buyer shall be solely responsible for other fees, costs or expenses of any rating agencies, servicers, custodians, servicer's legal counsel, accountants, successor borrower, or any other third-parties involved in the approval and consummation of the defeasance of the Leawood Loan  (collectively, the "Defeasance Costs") in an amount not to exceed One Hundred Thirty Thousand and No/100 Dollars ($130,000.00) (the "Defeasance Cost Cap").  In the event that the Defeasance Costs exceed the Defeasance Cost Cap, then Buyer and Seller shall each be responsible for 50% of any Defeasance Costs in excess of the Defeasance Cost Cap (whether or not a Closing occurs).  Buyer shall include the amount of the Defeasance Penalty and Buyer's share of the Defeasance Costs along with the Purchase Price which shall be delivered to the Escrow Agent as part of Buyer's closing deliveries.  In the event Seller is responsible for its prorata share of the Defeasance Costs as provided above, then such amount shall be reflected as a credit to Buyer on the Closing Statement.  In the event this Agreement is terminated prior to Closing for any reason other than a default by Seller hereunder or a failure of Seller to obtain Seller's Board Approval (as hereinafter defined), then Buyer shall be responsible for the Defeasance Costs actually incurred in connection with the attempted defeasance of the Leawood Loan, subject to the Defeasance Cost Cap.

(C)           If Buyer has not terminated this Agreement prior to the expiration of the Due Diligence Period, then not later than two (2) business days after the expiration of the Due Diligence Period, Seller shall submit to Lender all documents and other items listed on the Defeasance Checklist that are required by Lender to effectuate the defeasance of the Leawood Loan.  Seller agrees to diligently pursue the defeasance of the Leawood Loan using commercially reasonable efforts to cause the Lender to approve the defeasance of the Leawood Loan as expeditiously as possible.

(D)           If the conditions set forth in this Section 6.6(a) above are not satisfied at or prior to Closing, then either Seller or Buyer shall have the right to send written notice to the other party not less then two (2) business days prior to the originally scheduled Closing Date, to extend the Closing Date for not more than one hundred twenty (120) days to enable Seller to effectuate a successful defeasance of the Leawood Loan (the "Outside Defeasance Date").  If either Seller or Buyer shall elect to extend the Closing Date pursuant to the foregoing, then the originally scheduled Closing Date shall be automatically extended until the earlier to occur of: (i) the Outside Defeasance Date; or (ii) three (3) business days after Seller has received notice from Lender that all conditions to the defeasance of the Leawood Loan have been satisfied and Lender and Seller are ready, willing and able to close the defeasance of the Leawood Loan.  In the event the Leawood Loan is not defeased by the Outside Defeasance Date, then this Agreement shall be deemed to have automatically terminated at which time the Earnest Deposit shall be promptly returned to Buyer, and neither of the parties hereto shall have any further obligations under this Agreement, except for the obligations that expressly survive the termination of this Agreement.

(ii)           It shall be a further condition precedent to Seller's obligation to proceed to Closing that Seller obtain approval from the Board of Directors of Developers Diversified Realty Corporation to enter into this Agreement and to consummate the transactions contemplated hereby ("Seller's Board Approval") and that Buyer obtain approval from the Board of Glimcher Realty Trust to enter into this Agreement and to consummate the transactions contemplated hereby ("Buyer's Board Approval").  On or before 5:00 pm Eastern Time on September 15, 2011 (the "Board Approval Deadline"), Seller shall deliver written notice to Buyer advising whether or not Seller's Board Approval has been obtained and Buyer shall deliver written notice to Seller advising whether or not Buyer's Board Approval has been obtained.  If either Buyer or Seller does not obtain Board Approval prior to the Board Approval Deadline, then such party shall not be in default of this Agreement, but rather a failure of a condition shall have occurred, this Agreement shall automatically terminate and the party failing to obtain Board Approval shall promptly reimburse the other party for any out-of-pocket expenses actually incurred prior to the Board Approval Deadline subject to the Reimbursement Amount (as hereinafter defined).  In the event this Agreement is terminated in accordance with the foregoing, the parties shall have no further rights or obligations under this Agreement except for the obligations which specifically survive the termination of this Agreement, and the Earnest Deposit shall be returned to Buyer.

(iii)           It shall be a further condition precedent to Seller's obligation to proceed to Closing that Buyer shall have performed, observed and complied in all material respects with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Buyer at or prior to Closing.

(b)           Conditions Precedent to Buyer's Obligation to Proceed to Closing.

(i)           It shall be a condition precedent to Buyer's obligation to proceed to Closing that Seller shall have met the Estoppel Threshold and delivered copies of the Tenant Estoppel Certificates or Seller Lease Certificates, as applicable, to Buyer.

(ii)           It shall be a further condition precedent to Buyer's obligation to proceed to Closing that Seller shall have met the REA Estoppel Threshold by delivering copies of the required REA Estoppel Certificates to Buyer.

(iii)           It shall be a further condition precedent to Buyer's obligation to proceed to Closing that at no time on or before the Closing Date shall any of the following have been done by, against or with respect to Seller: (a) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable federal or state bankruptcy or similar law; (b) the appointment of a trustee or receiver of any property interest; (c) an assignment for the benefit of creditors; (d) an attachment, execution or other judicial seizure of a substantial property interest; (e) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (f) a dissolution or liquidation.

(iv)           It shall further be a condition precedent to Buyer's obligation to proceed to Closing that Seller shall have successfully caused the defeasance of the Leawood Loan as provided above.

(v)           It shall further be a condition precedent to Buyer's obligation to proceed to Closing that at no time on or before the Closing Date shall any of the following have been done by, against or with respect to any Anchor Store (as hereinafter defined) or with respect to Bravo Cucina, Williams Sonoma or Pottery Barn Kids:  (a) (a) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable federal or state bankruptcy or similar law; (b)(b) the appointment of a trustee or receiver of any property interest; (c) (c) an assignment for the benefit of creditors; (d) (d) an attachment, execution or other judicial seizure of a substantial property interest; (e)(e) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; (f)(f) a dissolution or liquidation; (g) the vacating or going dark of the premises occupied by such Anchor Store at the Property; or (h) the termination or written notice of intent to terminate by any such Anchor Store of its Lease at the Property.  For purposes of this Section 6.6(b)(v), "Anchor Store" shall mean any Tenant occupying 10,000 net rentable square feet or greater.

(vi)           It shall be a further condition to Buyer's obligation to proceed to Closing that Buyer obtain Buyer's Board Approval and that Seller obtain Seller's Board Approval.  If either Buyer or Seller does not obtain Board Approval prior to the Board Approval Deadline, then such party failing to obtain Board Approval shall not be in default of this Agreement, but rather a failure of a condition shall have occurred, and this Agreement shall automatically terminate.  In the event this Agreement shall terminate due to a party's failure to obtain Board Approval prior to the Board Approval Deadline, then such party failing to obtain Board Approval shall promptly reimburse the other party for any out-of-pocket expenses actually incurred prior to the Board Approval Deadline subject to the Reimbursement Amount.

(vii)           It shall be a further condition precedent to Buyer's obligation to proceed to Closing that Seller shall have performed, observed and complied in all material respects with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Seller at or prior to Closing.

(viii)           If the conditions set forth in this Section 6.6(b) above are not satisfied by Seller or waived by Buyer in writing at or prior to Closing, then Buyer shall have the right to terminate this Agreement by providing written notice to Seller, at which time the Earnest Deposit shall be promptly returned to Buyer, and neither of the parties hereto shall have any further obligations under this Agreement, except for the obligations that expressly survive the termination of this Agreement.

SECTION 7 - CONDITION OF PROPERTY.

7.1 -  “As-Is” Condition.  BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER WILL HAVE, AS OF CLOSING, THOROUGHLY INSPECTED AND EXAMINED THE STATUS OF TITLE TO THE PROPERTY AND THE PHYSICAL CONDITION OF THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY.  BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN ANY OF THE "CLOSING DOCUMENTS", BUYER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PHYSICAL CONDITION OF THE PROPERTY BY BUYER AND THAT BUYER IS PURCHASING, AND AT CLOSING WILL ACCEPT, THE PROPERTY ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS, WARRANTIES AND/OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE; EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR IN ANY OF THE "CLOSING DOCUMENTS".  BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO AGREEMENT WITH BUYER TO ALTER, REPAIR OR IMPROVE THE PROPERTY.

For purposes of this Agreement, "Closing Documents" shall include the Deed, the Assignment of Leases, the Bill of Sale, the General Assignment, the REA Assignment and the Owner's Title Affidavit.

Except as specifically set forth in this Agreement or in the Closing Documents, Buyer acknowledges and agrees that it has not (and shall not) rely upon any statement and/or information from whomsoever made or given (including, but not limited to, any broker, attorney, agent, employee or other person representing or purporting to represent Seller) directly or indirectly, verbally or in writing, and Seller is not and shall not be liable or bound by any such statement and/or information.

Except as specifically set forth in this Agreement, Seller specifically disclaims any representation, warranty or guaranty with respect to the Property, express or implied, including, but not limited to, any representation or warranty as to the Property’s condition, fitness for a particular purpose, quality, freedom from defects or contamination (whether or not detectable by inspection), compliance with zoning or other legal requirements or as to the availability or existence of any utility or other governmental or private services or as to the amount of taxes assessed to the Property.

7.2 -  Release of Claims Under Environmental Laws.  Buyer, on behalf of itself only, hereby waives and releases Seller from any claims by Buyer for recovery of costs associated with conduct of any voluntary action or any remedial responses, corrective action or closure under any applicable federal, state or local environmental laws ("Environmental Laws") except to the extent that such condition arose during Seller’s period of ownership of the Property.  For purposes of this Agreement, the term “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. § 9601 et seq. and the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. § 6901 et seq., as amended from time to time; and any similar federal, state and local laws and ordinances and the regulations and rules implementing such statutes, laws and ordinances.

SECTION 8 – DUE DILIGENCE.

8.1 -  Seller’s Due Diligence Materials.  On the Effective Date, Seller will deliver to Buyer, to facilitate Buyer’s due diligence review of the Property, all documents shown on Schedule 4 (collectively "Due Diligence Material").  Any costs associated with the Due Diligence Materials beyond the first copy provided to Buyer will be at Buyer’s sole cost and expense.  In the event Seller discovers additional due diligence materials relating to the Property that have not been provided to Buyer as part of the Due Diligence Material, Seller shall promptly provide Buyer with a copy of such additional due diligence materials.

8.2 -  Inspections and Reports; Review of Commitment and Survey.  Buyer shall have until 5:00 p.m. on the Effective Date to conduct Inspections (as hereinafter defined) of the Property (the "Due Diligence Period").  Seller shall permit Buyer and Buyer’s representatives to enter the Real Property at any time for the purpose of conducting inspections and investigations reasonably required by Buyer in order to determine the suitability of the Real Property for Buyer’s purposes (collectively, the "Inspections").  Seller will cooperate with Buyer at no cost to Seller to facilitate the Inspections.   Buyer shall use commercially reasonable efforts to initiate its Inspections promptly following the Effective Date and to diligently pursue the same to completion.  Buyer shall promptly repair any damage to the Property attributable to the conduct of the Inspections, and shall promptly return the Property to substantially the same condition as existed prior to the conduct thereof.  No Inspections shall be conducted without Seller’s approval as to the time and manner thereof, which approval shall not be unreasonably withheld, conditioned or delayed.  At Seller’s request, any such Inspection shall be performed in the presence of a representative of Seller.  If this Agreement is terminated, Buyer shall cause copies of all information and written materials obtained or generated in connection with the conduct of all Inspections, including any tests and environmental studies conducted of the Real Property ("Reports") and the Due Diligence Material, to be delivered to Seller without cost to Seller.

If the results of the Inspections or the Reports are not acceptable to Buyer, in its sole discretion, Buyer may terminate this Agreement by written notice given to Seller prior to the expiration of the Due Diligence Period, in which event Buyer shall receive a refund of the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination of this Agreement.  If Buyer fails to terminate this Agreement prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived the contingency set forth in this Section 8.2, and elected to proceed with the purchase of the Property.  In addition, the Earnest Deposit shall become nonrefundable to Buyer, but shall remain applicable to the Purchase Price at Closing.

Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any losses, liabilities, damages, costs or expenses incurred by Seller as a result of Buyer’s exercise of the right of inspection granted under this Section 8.2.  Buyer acknowledges and agrees that any such Inspections conducted by Buyer or Buyer’s agents and representatives shall be solely at the risk of Buyer.  Buyer shall carry commercial general liability insurance covering all activities conducted by Buyer, its agents, contractors and engineers on the Property.  Such insurance shall have limits of not less than One Million Dollars ($1,000,000.00) for personal injury to or death of any one person, Two Million Dollars ($2,000,000.00) for personal injury to or death of any number of persons in any one accident and One Million Dollars ($1,000,000.00) for property damage, and shall name Seller as an additional insured.  All of the obligations of Buyer under this Section 8.2 shall survive Closing or the termination of this Agreement.

8.3 -  Confidentiality.  Buyer agrees that it shall treat all Reports as confidential materials and shall not disclose any portion thereof except:  (i) to the extent necessary in connection with its evaluation of the Property; (ii) to the extent required by law; (iii) to Buyer’s mortgage lender(s), investors, consultants, accountants and attorneys, if any, involved in the transaction contemplated by this Agreement; or (iv) with the express written consent of Seller.  Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor Buyer’s agents shall contact any governmental authority regarding Buyer’s discovery of any Hazardous Substances (as hereinafter defined) on, or any environmental conditions at, the Property without Seller’s prior written consent thereto.  In addition, if Seller’s consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) business days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative.  For the purposes of this Agreement, the term "Hazardous Substances" shall have the same definition as is set forth in the CERCLA; provided, however, that the definition of the term “Hazardous Substances” shall also include (if not included within the definition contained in CERCLA) petroleum and related byproducts, hydrocarbons, radon, asbestos, urea formaldehyde and polychlorinated biphenyl compounds.

SECTION 9 - REPRESENTATIONS AND WARRANTIES.

9.1 -  By Seller.

(a)           Seller represents and warrants to Buyer that:

(i)           Seller is a limited liability company duly created and validly existing pursuant to the laws of the State of Delaware and is duly qualified to do business in the jurisdiction in which the Real Property is situated if and to the extent that such qualification is required.

(ii)           Subject to receipt of Board Approval, Seller has the capacity and authority to execute this Agreement and perform the obligations of Seller under this Agreement.  All action necessary to authorize the execution, delivery and performance of this Agreement by Seller has been taken, and such action has not been rescinded or modified.  Upon the execution of this Agreement, this Agreement will be legally binding upon Seller and enforceable against Seller.  The person signing this Agreement on behalf of Seller has been duly authorized to sign and deliver this Agreement on behalf of Seller.

(iii)           The execution and delivery of this Agreement and performance by Seller will not conflict with or result in a violation of, or breach of, or constitute a default under, any law or administrative regulation or any of the terms, conditions or provisions of any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party and which affects the Real Property.

(iv)           Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

(v)           No consent or approval of any third party (including, without limitation any governmental authority) is or was required in connection with Seller’s execution and delivery of this Agreement or its consummation of the transaction contemplated herein.

(vi)           Seller has received no written notice from any governmental authority alleging that the Real Property is in violation of applicable laws, ordinances or regulations, including applicable environmental laws, rules, regulations and orders.

(vii)           Except as set forth on Schedule 8, there are no service contracts or other agreements other than the Leases and the matters shown on the Commitment that shall survive or otherwise bind Buyer or the Real Property following the Closing.

(viii)           There are no leases, assignments, subleases, amendments, modifications, agreements or understandings (whether written or oral) with any Tenant or occupant of the Property except as set forth in EXHIBIT C.  Except as identified on Schedule 1, all tenant improvements or work to be done, furnished or paid for by Seller or loans to be provided by Seller for, or in connection with, any Tenant pursuant to the Leases have been completed and paid for.  Except as set forth in Schedule 2, no leasing, brokerage or like commissions, fees or payments are due from Seller, or may become due, in respect of any of the Improvements or Leases, or of any other matter or thing relating to the Property or any portion thereof.

(ix)           Except as set forth on Schedule 5, (A) Seller has not provided written notice to any Tenant setting forth a default by Tenant under its Lease that remains uncured, or (B) received written notice from any Tenant setting forth a default by landlord under the Lease that remains uncured.

(x)           To the actual knowledge of Seller, all obligations of Seller, as landlord, under the Leases that have accrued prior to Closing have been or will be performed by Seller at or prior to Closing.

(xi)           Schedule 3 contains a true and correct list of all Security Deposits that have not been applied against delinquent rents or otherwise as provided in the Leases.

(xii)           Except as set forth in the Leases, no Tenant has an option to purchase or right of first refusal with respect to the Property.

(xiii)           Except as set forth on Schedule 5, Seller has not (A) provided written notice to any party under any REA Agreement setting forth a default by such party under the REA Agreement that remains uncured, or (B) received written notice from any party under any REA Agreement setting forth a default by Seller under the applicable REA Agreement that remains uncured.

(xiv)           To Seller's actual knowledge, except as set forth on Schedule 7 attached hereto, there are no REA Agreements or any assignments, modifications, supplements, amendments, agreements or understandings (whether written or oral) with any parties to any REA Agreements other than as set forth in the Commitment.

(xv)           To Seller's actual knowledge, the annual operating statements for 2008, 2009 and 2010, and the quarterly operating statements for the first and second quarter 2011 are true and correct in all material respects, subject to adjusting entries in accordance with GAAP and consistent with the regular course of Seller's business.

(xvi)           Except as set forth in any of the Due Diligence Materials set forth on Schedule 4, to the actual knowledge of Seller, there are no Hazardous Materials, petroleum wells or underground storage tanks on the Property that are in violation of Environmental Laws.

(xvii)           Except as set forth on Schedule 6, there is no litigation, proceeding (zoning or otherwise) or governmental investigation pending, or, to the actual knowledge of Seller, threatened, in writing, against or relating to the Real Property or the transaction contemplated by this Agreement.

(xviii)           Seller is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

(b)           For purposes of Section 9.1(a)(xvi), the parties agree that "Hazardous Materials" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined in all applicable provisions of any Environmental Laws or the regulations promulgated thereunder, relating to, or imposing liability or standards of conduct concerning, any hazardous substances, hydrocarbons, hazardous materials, toxic substances or hazardous wastes as defined from time to time in any other federal, state and local laws or the regulations promulgated thereunder applicable to the Property or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), or radon gas, urea formaldehyde, asbestos or lead.

9.2 -  By Buyer.

(a)           Buyer represents and warrants to Seller as of the Effective Date that:

(i)           Buyer is duly created and validly existing pursuant to the laws of the jurisdiction of its organization and is duly qualified to do business in the jurisdiction in which the Property is situated if and to the extent that such qualification is required.

(ii)           Buyer has the capacity and authority to execute this Agreement and perform the obligations of Buyer under this Agreement.  All action necessary to authorize the execution, delivery and performance of this Agreement by Buyer has been taken, and such action has not been rescinded or modified.  Upon the execution of this Agreement, this Agreement will be legally binding upon Buyer and enforceable against Buyer.  The person signing this Agreement on behalf of Buyer has been duly authorized to sign and deliver this Agreement on behalf of Buyer.

(iii)           Buyer is not subject to any judgment or decree of a court of competent jurisdiction or governmental agency that would limit or restrict Buyer’s right to enter into and carry out this Agreement.

(iv)           Neither the execution of this Agreement nor the consummation of the transactions contemplated herein by Buyer will constitute a breach under any contract or agreement to which Buyer is a party or by which Buyer is bound or affected.

(v)           No consent or approval of any third party (including, without limitation any governmental authority) is or was required in connection with Buyer’s execution and delivery of this Agreement or its consummation of the transaction contemplated herein.

(vi)           None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the "USA Patriot Act").

(vii)           Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the OFAC (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

(b)          "Buyer's Knowledge" means the current, actual (as opposed to constructive, imputed or implied) knowledge of George A. Schmidt, Kim A. Rieck, Neil Van Winkle and Chris Ellis, without any duty of investigation or inquiry.

(c)           Buyer shall fully disclose to Seller, immediately upon Buyer’s becoming aware of any change in facts or circumstances to Buyer's Knowledge that may affect the representations and warranties set forth above.  In the event that to Buyer's Knowledge, any representation or warranty by Buyer is not accurate as of the Closing Date, Seller shall notify Buyer in writing and if Buyer fails to correct such misrepresentation or breach of warranty within ten (10) days after written notice from Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Deposit shall be delivered and paid to Seller by the Escrow Agent and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Seller expressly waives the right to sue Buyer for damages.

9.3 -  Closing Certificates and Breaches of Seller’s Representations.

(a)           On the Closing Date, each of Buyer and Seller shall execute and deliver to the other a certificate certifying its representations and warranties set forth in this Article 9 as of the Closing Date in substantially the form attached hereto as EXHIBIT I, and as to those matters that are limited to a party's knowledge, with such changes as may be necessary to reflect any change in such party's knowledge since the Effective Date.

(b)           "Seller’s Knowledge" means the current, actual (as opposed to constructive, imputed or implied) knowledge of Mark Bratt, Executive Vice President of Capital Transactions and Chief Investment Officer, Nan Delahunt, Director of Capital Transactions, Marc Hays, Senior Vice President of Leasing – International and Specialty Centers,  and Len Corsi, General Manager, without any duty of investigation or inquiry.  Each of the representations and warranties of Seller and Buyer contained in this Agreement is made as of the Effective Date, subject to update as provided herein and shall survive Closing for a period of one hundred eighty (180) days following the Closing Date (the "Survival Period").

(c)           Buyer agrees that its sole remedy with respect to any untruth or inaccuracy of Seller’s representations and warranties that are discovered prior the Closing are set forth in this Section 9.3(c).  Buyer shall promptly provide written notice to Seller upon learning of any breach or breaches by Seller prior to the Closing Date of any of Seller’s representations or warranties set forth in this Agreement (collectively, the "Pre-Closing Breaches").  Notwithstanding the foregoing, Seller shall not have any liability for, and Buyer shall be deemed to have waived any claim for, any Pre-Closing Breaches if and to the extent that the Pre-Closing Breaches are known by Buyer and Buyer nevertheless fails to notify Seller and proceeds to consummate the Closing.  In the event that, prior to Closing, Seller discovers that any of Seller’s representations and warranties have materially and adversely changed, Seller shall promptly give written notice thereof to Buyer (a "Change Notice") and Seller’s representations and warranties shall be deemed qualified and amended as set forth in such Change Notice.  Within three (3) business days after receipt of a Change Notice, Buyer, as its sole and exclusive remedy at law or in equity on account of such Change Notice from Seller, all other rights and remedies being hereby waived, shall elect, by written notice delivered to Seller, to either to (i) terminate this Agreement, in which event the Earnest Deposit shall be returned to Buyer by the Escrow Agent, Seller shall reimburse for Buyer’s actual out-of-pocket expenses incurred in connection with this Agreement in an amount not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Reimbursement Amount"), and, with the exception of those provisions or paragraphs which recite that they survive termination of this Agreement, neither party shall have any additional liability to the other and Buyer expressly waives the right to sue Seller for damages, or (ii) accept Seller’s representations and warranties as so qualified, in which case the representations and warranties shall thereby be automatically amended and Buyer shall proceed with Closing without any right or remedy on account thereof.  Buyer’s failure to give timely written notice of such election to Seller shall constitute Buyer’s irrevocable election to accept Seller’s representations and warranties as so qualified and amended, and proceed to Closing without any right or remedy on account thereof.  Anything contained herein to the contrary notwithstanding, if (i) to Buyer's Knowledge any of Seller’s representations and warranties, whether as a result of notice from Seller, Buyer’s own investigations or inquiries, or otherwise, or (ii) any information contained in the Due Diligence Material, any information contained in the documents provided by Seller related to the Leawood Loan, or in any updates to any of the foregoing is in any way inconsistent with any of Seller’s representations and warranties, whether or not actually known to Buyer, and notwithstanding clause (i) and clause (ii) Buyer nonetheless proceeds with the Closing, then Seller’s representations and warranties shall be deemed qualified and amended or modified to the full extent of Buyer’s Knowledge and such inconsistent information, and Buyer shall be deemed to have accepted and approved Seller’s representations and warranties as so qualified and amended or modified, and Buyer shall have no right or remedy, and Seller shall have no obligation or liability, on account thereof.

(d)           Buyer agrees that its sole remedies with respect to any untruth or inaccuracy of Seller’s representations and warranties that are discovered following the Closing are set forth in this Section 9.3(d).  Buyer’s failure, on or before the expiration of the Survival Period, to (i) deliver written notice to Seller asserting a claim and (ii) file suit in a court of competent jurisdiction with respect thereto, shall be deemed a waiver and release of all claims for losses resulting from any breach of Seller’s representations and warranties, and were first discovered by Buyer after Closing.  In addition, Buyer hereby waives (for itself, its successors and assigns) and shall not have any right to bring or commence any claims against Seller for losses as a result of any untruth or inaccuracy of Seller’s representations and warranties that were first discovered by Buyer after Closing until such losses have aggregated to more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "Deductible").  In no event shall any claim be made and Seller shall not be liable for losses, when aggregated together with all other losses for which Seller is liable pursuant to this Agreement, exceed Two Million and No/100 Dollars ($2,000,000.00) (the "Maximum Loss").  In the event that the aggregate amount of all losses resulting from such untruths and inaccuracies exceeds the Deductible, Buyer shall have the right to bring an action, suit or proceeding against Seller for such losses, with liability starting with the first dollar, but in no event exceeding the Maximum Loss.

(d)           The provisions of this Section 9.3 are deemed to be incorporated by reference into the documents delivered at Closing and shall survive Closing until the expiration of the Survival Period.  In the event of any conflict between the provisions of this Section 9.3, and the provisions of any document delivered at Closing, the provisions of this Section 9.3 shall control.

SECTION 10 DEFAULT.

10.1 -  Seller Default.  Notwithstanding any provision in this Agreement to the contrary, if Closing does not occur by reason of a default by Seller which continues for five (5) days after written notice from Buyer ("Seller’s Cure Period"), then Buyer shall elect, as its sole and exclusive remedy, by notice to Seller within three (3) business days following the end of Seller’s Cure Period, either of the following: (i)  terminate this Agreement, in which event Buyer shall receive the Earnest Deposit, Seller shall pay for Buyer’s actual out-of-pocket expenses incurred in connection with this Agreement in an amount up to the Reimbursement Amount, and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination; or (ii) enforce specific performance of this Agreement.  A formal action for specific performance or damages must be commenced within ninety (90) days following the expiration of Seller’s Cure Period.  Except as set forth above, Buyer expressly waives its rights to seek damages in the event of Seller’s default hereunder.

10.2 -  Buyer Default.  Notwithstanding any provisions of this Agreement to the contrary, if Buyer fails to close this transaction for reasons other than Seller’s default or the failure of any of the express conditions to Buyer’s performance, then this Agreement shall terminate, and the Earnest Deposit shall be delivered to Seller as agreed-upon liquidated damages as Seller’s sole remedy.  Seller and Buyer acknowledge that:  (i) it would be impossible to accurately determine Seller’s damages in the event of Buyer’s default; (ii) the Earnest Deposit are fair and equitable; and (iii) Seller expressly waives the right to exercise any and all other rights available at law or in equity.  The limitation of damages set forth herein shall not apply to any indemnities, covenants or obligations of Buyer which expressly survive either the termination of this Agreement or Closing, for which Seller shall be entitled to all rights and remedies available at law or in equity.

SECTION 11 - BROKERS.  Buyer and Seller each represent and warrant that they have not been represented by any broker in connection with the sale of the Property, and no commissions or fees are due to any other broker or finder by reason of either party’s actions in this matter.  The terms and conditions of this Agreement shall supercede all terms and conditions of any separate commission agreement with Seller.  Buyer and Seller shall each be responsible for all liability, if any, for any broker or finder fees payable with respect to the sale of the Property that are attributable to its actions.  Seller and Buyer shall and do each hereby indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments of any and all brokers, agents and other persons or entities alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property.  The indemnity obligations in this Section 11 shall survive the termination of this Agreement or the Closing.

SECTION 12 - EMINENT DOMAIN.  In the event of the taking of the Real Property, either total or partial, by eminent domain for any public or quasi-public use, or if notice of intent of a taking or a sale in lieu of taking is received by Seller or Buyer, at or prior to the Closing (excluding a De Minimis Taking (as hereinafter defined)), Buyer shall have the right, to be exercised within thirty (30) days after written notice of such taking from Seller, to terminate this Agreement, in which event Buyer shall receive the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination.  In the event this Agreement is not terminated or in the event of a De Minimis Taking, Buyer shall consummate this transaction on the Closing Date (with no reductions in the Purchase Price), and Buyer shall be entitled to participate in any such condemnation or eminent domain proceedings and to receive all of the proceeds attributable to any portion of the Real Property to be conveyed to Buyer.  For purposes of this Section 12, "De Minimis Taking" shall mean any partial taking that does not result in any material impact on the parking or access to the Property, or result in the right to terminate or pay reduced rent under any Lease, or result in the right to terminate any REA Agreement.

SECTION 13 – CASUALTY.  If prior to the Closing Date, building(s) comprising a part of the Real Property, are destroyed by fire or other casualty, Seller shall notify Buyer in writing of such fact (which writing shall detail the amount of such damage as determined by a reputable public adjusting firm, together with the amount of insurance proceeds recoverable).  If the amount of such damage is an amount equal to two percent (2%) of the Purchase Price or more or in the event the casualty gives the right to any Anchor Tenant or Key Tenant to terminate its Lease, Buyer shall have the option to terminate this Agreement upon notice to Seller given within twenty (20) days after Buyer’s receipt of Seller’s written notice of such casualty.  Upon such termination, the Escrow Agent shall return the Earnest Deposit to Buyer, this Agreement shall terminate and neither party shall have any further obligation or liability to the other except for obligations that specifically survive termination of this Agreement.  In the event Buyer does not so elect to terminate this Agreement, or there is damage to or destruction of less than an amount equal to two percent (2%) of the Purchase Price, Seller shall assign to Buyer any insurance claims and the amount of any deductible shall be subtracted from the Purchase Price and Buyer shall acquire the Property pursuant to this Agreement without any further reduction in the Purchase Price.

SECTION 14 - MISCELLANEOUS.

14.1 -  Governing Law.  This Agreement shall be governed by the laws of the State where the Real Property is located, without regard to rules regarding conflicts of laws.

14.2 -  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.   Return of an executed counterpart of this Agreement by electronic mail transmission shall bind the party so executing and delivering such counterpart.

14.3 -  Entire Agreement.  This Agreement, together with the attached exhibit(s), contains all of the terms and conditions of the agreement between the parties hereto, and any and all prior and contemporaneous oral and written agreements are merged herein.

14.4 -  Modifications and Waivers.  This Agreement cannot be changed nor can any provision of this Agreement, or any right or remedy of any party, be waived orally.  Changes and waivers can only be made in writing, and the change or waiver must be signed by both parties hereto.  Any waiver of any provision of this Agreement, or any right or remedy, given on any one or more occasions shall not be deemed a waiver with respect to any other occasion.

14.5 -  Parties Bound.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, successors, and assigns of the parties hereto.

14.6 -  Assignment.  Buyer may not assign its rights and obligations under this Agreement without Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, at and concurrently with a Closing hereunder, Buyer may assign its rights and obligations under this Agreement without the consent of Seller, provided and on the condition that:  (i) Buyer shall have given Seller written notice of the assignment and the identity of the assignee at least five (5) days prior to Closing, (ii) Buyer or a principal or principals of Buyer shall own a controlling interest in the assignee; and (iii) such assignee shall have assumed Buyer’s obligations hereunder by a written instrument of assumption in form and substance reasonably satisfactory to Seller.  Notwithstanding any such assignment, Buyer shall nevertheless remain liable for all of Buyer’s obligations hereunder.

14.7 -  Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given when made by personal delivery, sent by registered or certified mail, postage prepaid, return receipt requested, next or second business day by delivery by a nationally recognized overnight courier, addressed as follows, or electronic mail followed by another permitted means of delivery.  Notice shall be deemed given on the date on which the notice is received by a party in the case of personal delivery or facsimile or electronic mail, two (2) business days following the date on which it is deposited in the U.S. Mail, in the case of mail, or on the next or second (whichever is applicable) business day immediately following receipt by the courier, in the case of an overnight courier:

If to Seller:	Town Center Plaza, L.L.C.
3300 Enterprise Parkway
Beachwood, Ohio 44122
Attn: Nan E. Delahunt, Director of Capital Transactions
Phone: (216) 755-6447
Email: ndelahunt@ddr.com

With copy to:	Developers Diversified Realty Corporation 3300 Enterprise Parkway Beachwood, Ohio 44122 Attn: General Counsel Phone: 216-755-5666 email: kpatel@ddr.com

With copy to:	Thompson Hine LLP 127 Public Square 3900 Key Center Cleveland, Ohio 44114 Attn: Robyn Minter Smyers, Esq. Phone: (216) 566-5830 email: robyn.smyers@thompsonhine.com

If to Buyer:	Leawood TCP, LLC c/o Glimcher Properties Limited Partnership 180 East Broad Street 21st Floor Columbus, Ohio 43215 Attn: Kim A. Rieck, Esq. Phone: (614) 887-5623 email: krieck@glimcher.com

With copy to:	Frost Brown Todd LLC 10 West Broad Street Suite 2300 Columbus, Ohio 43215 Attn: John I. Cadwallader, Esq. Phone: (614) 464-1211 email: jcadwallader@fbtlaw.com

Notice by any party hereto may be given by its counsel.

14.8 -  Section Headings.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

14.9 -  Severability.  If one or more of the provisions of this Agreement or the application thereof shall be invoked, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any other application thereof shall in no way be affected or impaired.

14.10 -  Time of the Essence.  The parties agree that time is of the essence and that the failure of a party hereto to perform any act on or before the date specified herein for performance thereof shall be deemed cause for the termination hereof by the other party, without prejudice to other remedies available for default hereunder.

14.11 -  Confidentiality.  Without the prior written consent of the other party, neither Seller nor Buyer will make any public disclosure, issue any press release or disclose to any person, other than their legal counsel, a proposed lender, accountants or consultants, either the fact that this Agreement has been entered into or any of the terms, conditions or other facts with respect thereto, including the status thereof; provided, that either party hereto may make such disclosure if compelled by court order or to comply with the requirements of any law, governmental order or regulation.  In addition, if this Agreement is terminated prior to Closing for any reason, all confidential information shall be immediately returned by Buyer to Seller.

14.12 -  Further Action.  The parties hereto shall at any time, and from time to time on and after the Closing Date, upon the request of either, do, execute, acknowledge and deliver all such further acts, deeds, assignments and other instruments as may be reasonably required for the consummation of this transaction.

14.13 -  Construction.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties hereto, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement.

14.14 -  No Recording.  Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.

14.15 -  Third Party Beneficiary.  The provisions of this Agreement are not intended to benefit any parties other than Seller and Buyer.

14.16 -  Enforcement.  If either party hereto shall engage an attorney in connection with any action or proceeding to enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its reasonable attorney fees and costs together with all litigation expenses to the fullest extent permitted by law.  In the event a different party is the prevailing party on different issues, the attorney fees and costs and litigation expenses shall be apportioned in proportion to the value of the issues decided for and against the party.

14.17 -  1031 Exchange.  If so requested by either party, the other party will cooperate in structuring and completing this transaction for the requesting party so as to effect a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.  In particular, such other party will consent to the assignment by the requesting party prior to the Closing hereunder of its rights hereunder to a “qualified intermediary” or other third party for such purposes.  The foregoing notwithstanding, in connection with any such exchange, neither party shall have any obligation to acquire title to any real property nor to enter into any contract:  (i) that may create or impose upon such party any non-monetary obligation or negative covenant; (ii) that does not provide that the sole and exclusive remedy of any seller for a breach shall be to retain as liquidated damages the deposit paid to said seller; or (iii) that requires such party to execute any mortgage, deed of trust or similar financing instrument.  It is further agreed that:  (1) neither party shall assume any responsibility for the tax consequences to any other party arising out of any exchange effected pursuant to this Section 14.17; (2) the requesting party shall reimburse the other party for all additional costs and expenses (including reasonable attorney’s fees) incurred by such other party in connection with any such exchange; and (3) the requesting party shall indemnify and hold the other party harmless from and against any and all loss, cost, damage, expense or other liability (including reasonable attorneys’ fees) that such other party may incur or suffer in the performance of its obligations under this Section 14.17.

14.18 -  Business Day.  As used herein, a business day shall mean any day other than Saturday, Sunday or other day that commercial banks in the State in which the Property is located are authorized or required to close under applicable law.  In the event that the expiration of any time period hereunder, including, without limitation, the Due Diligence Period and the Cure Period shall expire on a Saturday, Sunday or legal holiday, then such time period shall be extended until the close of business on the next following business day.

14.19 -  Audit.  Seller agrees, upon Buyer's request, to provide Buyer and its representatives access to Seller's books, records and accounts with respect to the Property for the most recently completed fiscal year and the current fiscal year through the Closing Date, and to reasonably cooperate with Buyer to enable Buyer and its representatives to prepare an audited statement of revenue and certain expenses for the Property for the most recently completed fiscal year and a review of the unaudited statement of revenues and certain expenses for the current fiscal year through the Closing Date as required by Rule 3-14 of the United States Securities and Exchange Commission.

14.20 -  Cross Conditioned and Cross Defaulted.  Buyer and Seller hereby acknowledge that, concurrently herewith, Buyer, or an affiliate of Buyer, and Seller, or an affiliate of Seller, have executed a Purchase Agreement (the "Other Agreement") for the property known as "Polaris Towne Center" pursuant to which Seller, or an affiliate of Seller, has agreed to purchase and Buyer, or an affiliate of Buyer, has agreed to sell certain other retail property.  Buyer and Seller agree that the transactions contemplated by this Agreement and the transactions contemplated by the Other Agreement are contingent upon the consummation of all such transactions.  In the event any of the transactions contemplated under this Agreement or the Other Agreement fail to occur for any reason, none of the transactions shall be consummated by Buyer and Seller.  A default by Buyer or Seller under this Agreement shall constitute a default by Buyer or Seller, as applicable, under the Other Agreement and a default by Buyer or Seller under the Other Agreement shall constitute a default hereunder.  In the event the transactions contemplated under this Agreement or the Other Agreement do not occur for any reason other than a default by Buyer or Seller, then this Agreement shall terminate, in which event the Earnest Deposit shall be returned to Buyer, the Agreement shall become null and void and neither party shall have any further rights or obligations under this Agreement, except those which by their terms expressly survive such termination.  If either Buyer or Seller shall terminate this Agreement pursuant to an express right hereunder, such termination shall automatically terminate the Other Agreement.

14.21 -  Synchronization.  Buyer and Seller hereby acknowledge and agree that this Agreement and the Other Agreement shall be synchronized with respect to any equivalent time period or deadline contained herein or therein.  In the event that any such time period or deadline contemplated under this Agreement, including but not limited to the Closing Date and the expiration of the Due Diligence Period, shall be lessened or extended for any reason, then the identical modification shall automatically be deemed to have occurred in the Other Agreement.  In the event that any such time period or deadline contemplated under the Other Agreement, including but not limited to the Closing Date and the expiration of the Due Diligence Period, shall be lessened or extended for any reason, then the identical modification shall automatically be deemed to have occurred in this Agreement  Buyer and Seller further acknowledge and agree that the Closing Date under this Agreement and the Closing Date under the Other Agreement shall be the same date.

 [signatures begin on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the respective dates specified below.

SELLER:

TOWN CENTER PLAZA, L.L.C.,
a Delaware limited liability company

By: /s/ Mark Bratt
Printed Name: Mark Bratt
Title:Executive Vice President and CIO

Date: August 22, 2011

BUYER:

LEAWOOD TCP, LLC,
a Delaware limited liability company

     By: Glimcher Properties Limited Partnership
     a Delaware limited partnership, its Sole Member

By: Glimcher Properties Corporation
a Delaware corporation, its Sole General Partner

By: /s/ Michael P. Glimcher
Printed Name: Michael P. Glimcher
Title: Chairman and Chief Executive Officer

Date: August 22, 2011

ESCROW CONSENT AND ACKNOWLEDGMENT

The undersigned agrees to act as the Escrow Agent for the transaction described in the above Agreement as provided herein.  Receipt of the Earnest Deposit is hereby acknowledged.  The undersigned agrees to hold and deliver the Earnest Deposit and Additional Deposit in accordance with the terms of this Agreement

CHICAGO TITLE INSURANCE COMPANY

Escrow No. __________	By:
(Print Name)
Date: ______________________		Authorization Representative

SCHEDULE 1

Unpaid Tenant Improvement Allowances

Unit	Tenant	Square Feet	Outstanding TI	Outstanding LL Work	Comments
200	Madewell	3,360	$336,000	$206,883	Lease out for execution
420	Anthropologie	11,020	$1,559,604	$0	TI payment is already in an escrow account
600	The Limited	4,565	$205,425	$0
2010	Allen Edmonds	1,280	$96,000	$0	Out to lease
2030/2040	Express/Bath & Body	7,745	$580,875	$0	Lease out for execution
2095	Express/Bath & Body (TEMP)	5,000	$20,000	$0	This is for their temp store
2095	Brooks Brothers	7,000	$770,000	$349,269	Out to lease
3640	Dr. Deb	2,900	$15,000	$0

SCHEDULE 2

Unpaid Leasing Commissions

Unit	Tenant	LC: 50% payable upon lease execution	LC: 50% payable upon Rental Commencement
420	Anthropologie	$0	$50,000
200	Madewell	$17,500	$17,500
2010	Allen Edmonds	$10,000	$10,000
2095	Brooks Brothers	$40,000	$40,000

SCHEDULE 3

Schedule of Security Deposits

Security Deposits
As of August 8, 2011

Unit	Tenant	Security Deposit

820	3 House Boutique	$2,700.00
900	Parker Uniform	$1,800.00
920	Nail Avante	$5,503.75
930	AT&T Communications	$5,166.66
940	Mark's Rugs	$1,000.00
2005	Panera Bread	$5,000.00
2060	Cold Stone Creamery	$3,541.67
3100	Belle Brigade	$956.25
3110	Blue Chip Cookies	$3,400.00
3420	Kim's Tailor and Shoe Repair	$2,500.00
3500	Kansas Sampler	$4,100.00
3640	Dr. Deb	$500.00
3670	Skin Deep Laser and Med Spa	$6,542.00
900056	Seduzione Leggs	$575.00

TOTAL	$43,285.33

SCHEDULE 4

Schedule of Due Diligence Materials

Property Name:  Town Center Plaza

Property Location: Leawood, KS

CONSTRUCTION

EBI Consulting	Property Condition Report	08.21.2009
Schlagel & Associates	ALTA Survey	2009
EBI Consulting	Phase I	08.21.2009
Shafer, Kline & Warren	Subdivision Plat	02.06.1995
Shlagel & Associates	Macy's Subdivision Plat	02.14.2009
	Site Plan (CAD)	2011
	Site Plan (PDF)	2011
	Site Plan (Marking Ownership Areas)	08.09.2011
	Utility Provider List	07.28.2011
	Written Legal Description	07.15.2011
Planning & Zoning Resource Corp.	PZR Zoning Report (Parts I & II)	09.14.2009

OPERATIONS/FACILITIES MANAGEMENT

	Current Vendor List	08.02.2011
	Employee Roster	08.02.2011
	2011 Calendar of Events	08.02.2011
	Merchant Association Summary	08.02.2011
	2010 Marketing Ledger	12.31.2010
	2011 Revised Marketing Budget	08.15.2011
	Personal Property Inventory	08.02.2011
Firestone	Roofing Warranty	05.01.1996

FINANCE / PROPERTY INCOME

	Aged Account Receivables	06.30.2011
	Rent Roll	07.14.2011
	Historical Cap Ex (Past 3 Years)	07.28.2011
	List of Tenants in Bankruptcy	08.03.2011
	List of Tenants in Default	08.04.2011
	2008 Income Statement	12.31.2008
	2009 Income Statement	12.31.2009
	2010 Income Statement	12.31.2010
	YTD 2011 Income Statement	06.30.2011
	2008 Tax Bill	11.20.2008
	1st Half 2009 Tax Bill	12.16.2009
	2nd Half 2009 Tax Bill	04.13.2010
	1st Half 2010 Tax Bill	11.22.2010
	2nd Half 2010 Tax Bill	04.20.2011
	Tenant Sales	07.18.2011

Security Deposit Schedule	08.02.2011
2010 Tenant by Tenant Invoices	02.04.2011
2010 Tenant by Tenant Invoices - Outlots	02.04.2011
2010 YE Extras Invoices - Calculation Support	02.04.2011
2010 YE NNN Reconciliation	12.31.2010
2010 YE Vendor Invoice - Copy Machine	12.31.2010
2010 YE Vendor Invoice - Office Equipment	12.31.2010
2010 YE Vendor Invoice - Uniforms (onsite)	12.31.2010
2010 YE Vendor Invoice – Landscaping	12.31.2010
2010 YE Vendor Invoice - Sweeping (onsite)	12.31.2010
2010 YE Vendor Invoice - Snow Removal	12.31.2010
2010 YE Vendor Invoice - Striping	12.31.2010
2010 YE Vendor Invoice - Maintenance	12.31.2010
2010 YE Vendor Invoice - Maintenance Supplies	12.31.2010
2010 YE Vendor Invoice - Signage (onsite)	12.31.2010
2010 YE Vendor Invoice - Truck Expense	12.31.2010
2010 YE Vendor Invoice - Security	12.31.2010
2010 YE Vendor Invoice - Parking Lot Repairs	12.31.2010
2010 YE Vendor Invoice - Repairs to Curb/Sidewalk	12.31.2010
2010 YE Vendor Invoice - Security (vehicle exp)	12.31.2010
2010 YE Vendor Invoice - Pressure Washing	12.31.2010
2010 YE Vendor Invoice - Painting (site)	12.31.2010
2010 YE Vendor Invoice - Fire Protection	12.31.2010
2010 YE Vendor Invoice - Fire alarm	12.31.2010
2010 YE Vendor Invoice - Window Cleaning	12.31.2010
2010 YE Vendor Invoice - Sight Lighting (bulbs)	12.31.2010
2010 YE Vendor Invoice - Repairs to Electric	12.31.2010
2010 YE Vendor Invoice - Repairs to Plumbing/Irrigation	12.31.2010
2010 YE Vendor Invoice - Miscellaneous Onsite	12.31.2010
2010 YE Vendor Invoice - CAM Assessment	12.31.2010
2010 YE Vendor Invoice - Holiday Decorations	12.31.2010
2010 YE Vendor Invoice - Energy Management Sys	12.31.2010
2010 YE Vendor Invoice - Janitorial (interior)	12.31.2010
2010 YE Vendor Invoice - Pool/Fountain Interior	12.31.2010
2010 YE Vendor Invoice - Office Supplies	12.31.2010
2010 YE Vendor Invoice - Dues/Subsriptions	12.31.2010
2010 YE Vendor Invoice - Postage - Specialty Centers	12.31.2010
2010 YE Vendor Invoice - Repairs to HVAC	12.31.2010
2010 YE Vendor Invoice - Storefront and Doors	12.31.2010
2010 YE Vendor Invoice - Repairs to Roof	12.31.2010
2010 YE Vendor Invoice - Miscellaneous Onsite	12.31.2010
2010 YE Vendor Invoice - Sewer and Water	12.31.2010
2010 YE Vendor Invoice - Irrigation/Water	12.31.2010
2010 YE Vendor Invoice - Gas (utilities)	12.31.2010
2010 YE Vendor Invoice - Telephone	12.31.2010
2010 YE Vendor Invoice - Background Music	12.31.2010
2010 YE Vendor Invoice - Electricity - site	12.31.2010
2010 YE Vendor Invoice - Landscaping (Major)	12.31.2010
2010 YE Vendor Invoice - Curb/Sidewalk Repair (Major)	12.31.2010
2010 YE Vendor Invoice - Wall/Ceiling Repair (ext-major)	12.31.2010

	2010 YE Vendor Invoice - Parking Lot Repair (Major)	12.31.2010
	2010 YE Vendor Invoice - Roof Repair (Major)	12.31.2010
	2010 YE Vendor Invoice - Landscaping	12.31.2010
	2010 YE Vendor Invoice - Parking Lot Repair	12.31.2010
	2010 YE Vendor Invoice - Wall/Ceiling Repair - Exterior	12.31.2010
	2010 YE Vendor Invoice - Roof Repair	12.31.2010
	2010 YE Vendor Invoice - Water/Sewer	12.31.2010
	2010 YE Vendor Invoice - Electric (Direct)	12.31.2010
	2010 YE Vendor Invoice - GL Summary	12.31.2010
	2010 Rent Collection by Tenant	12.31.2010
	2011 YTD Rent Collection by Tenant	06.30.2011
	Summary of Utility Costs - Electric 2009	07.28.2011
	Summary of Utility Costs - Electric 2010	07.28.2011
	Summary of Utility Costs - Electric 2011	07.28.2011
	Summary of Utility Costs - Gas 2009-2011	07.28.2011
	Summary of Utility Costs - Sewer 2009-2011	07.28.2011
	Summary of Utility Costs - Vacant Electric 2009	07.28.2011
	Summary of Utility Costs - Vacant Electric 2010	07.28.2011
	Summary of Utility Costs - Vacant Electric 2011	07.28.2011
	Summary of Utility Costs - Water 2009-2011	07.28.2011
	Utility Bills for Recent Month	Jul-2011
	Personal Property Tax Return	03.09.2011
	2010 General Ledger	12.31.2010
	YTD 2011 General Ledger	07.01.2011
	Depreciation Report - Jan 2010 - Dec 2010	12.31.2010
	Fixed Asset Listing	07.31.2011
	2011 Tenant Escrow Letters	10.21.2010
	Town Center Plaza – 2010 Marketing Ledger	12.31.2010

LEASING
	Details of Leasing Costs (Leasing Status Report)	07.08.2011
	Leasing Status Report	07.08.2011
	Current LOI - James Avery	06.13.2011
	Current LOI - Lids	07.07.2011
	Current LOI - Allen Edmonds	07.08.2011
	Current LOI - Ann Taylor	06.06.2011
	Current LOI - Brooks Brothers	06.29.2011
	Current LOI - Children's Place	06.28.2011
	Current LOI - ULTA	08.15.2011
	Executed LOI - Allen Edmonds	07.22.2011
	Executed LOI - Express	01.18.2011
	Executed LOI - Gap Kids	12.06.2010
	Executed LOI - Gap Kids	12.06.2010
	Executed LOI - Bose	03.15.2011
	Executed LOI - Brooks Brothers	07.21.2011
	Marketing Materials - 8.5x11 Flyer	02.23.2011
	Marketing Materials - Aerials	02.23.2011
	Marketing Materials - Site Plan	02.17.2011
	Marketing Materials - Competition Aerial	02.23.2011
	Marketing Materials - ICSC Site Plan	01.04.2011

	Marketing Materials - Map Information	04.14.2010
	Marketing Materials - Property Marketing Brochure	02.23.2011
	Marketing Materials - Summary	02.23.2011
	Marketing Materials - Website Aerial Image	04.14.2011
	Tenant Handbook & Emergency Procedures	Dec-2008
	Tenant Contact List	08.02.2011

LEGAL
Abstracts / Lease Clauses
	Co-Tenancy Topic Report	07.18.2011
	Exclusive Use Topic Report	07.18.2011
	Tenant Lease Profiles	07.18.2011
	Tenant Sales Kick-out Topic Report	07.18.2011
Leases

Aeropostale	Lease Agreement	04.06.2007
	Rent Commencement Letter	06.29.2007
	Deemed Access Letter	05.09.2007
	Tenant Estoppel	08.07.2009
	Turnover Notice	04.19.2007

American Eagle	Lease Agreement	10.25.2001
	Tenant Estoppel	08.20.2009

Ann Taylor	Revised Confirmation to Renew	09.19.2006
	Lease Agreement	09.19.1996
	Option Notification Document	07.19.2006
	Revised Letter to Tenant	08.28.2006

Ann Taylor LOFT	Lease Agreement	05.28.2004
	Tenant Estoppel	09.17.2009
	Turnover Notice	05.28.2004

Anthropologie	Escrow Agreement	01.06.2011
	Lease Agreement	12.23.2010
	Consent from Williams Sonoma	12.15.2010
	Turnover Notice	04.27.2011

AT&T Communication	Confidentiality Agreement	03.02.2009
	Lease Agreement	08.20.2009
	Rent Commencement Notification	10.23.2009
	Deemed Access Letter	09.08.2009
	Turnover Notice	08.21.2009

Banana Republic	First Amendment to Lease	04.23.1997
	Second Amendment to Lease	06.10.1998
	Option Notification Document	04.03.2002
	Third Amendment to Lease	04.06.2007
	Lease Agreement	02.28.1997
	Tenant Estoppel	08.11.2009

Barnes & Noble	First Amendment to Lease	02.27.1995
	Second Amendment to Lease	09.12.2006
	Third Amendment to Lease	09.11.2007
	Lease Agreement	10.14.1994
	Memorandum of Lease	10.14.1994
	Tenant Estoppel	08.20.2009

Bath & Body Works	Lease Agreement	04.28.2009
	Amended and Restated Lease	02.18.2010
	Settlement Agreement	11.18.2009
	Rent Commencement Letter	08.06.2009

Beauty Express	Lease Agreement	08.01.2007
	Commencement Date Agreement	03.18.2008

Blue Chip Cookies	Assignment and Assumption of Lease	10.31.1996
	Extension and Modification of Lease	05.18.2006
	Lease Agreement	02.01.1996
	DBA Name Change	06.22.2006
	Tenant Estoppel	08.07.2009

Body Shop	Lease Agreement	11.02.2001

Bose	Early Access Agreement	09.15.2000
	Lease Agreement	10.11.2000
	Tenant Estoppel	08.12.2009

Bravo Cucina	Assignment of Lease	02.12.2003
	Lease Agreement	07.17.2002
	Tenant Estoppel	08.07.2009
	Turnover Notice	06.23.2002

Brighton Collectibles	Lease Agreement	05.21.2006
	Tenant Estoppel	09.09.2009
	Turnover Notice	8.15.2006

Bristol Seafood	First Amendment to Lease	06.05.1995
	Assignment and Assumption and Lease Modification	03.12.1996
	Confirmation of Option Notification	11.05.2010
	Lease Agreement	09.26.1994
	Memorandum of Lease	06.20.1998
	Legal Name Change	11.09.2010

Buckle	Lease Amendment	04.07.2002
	Lease Agreement	11.13.2001
	Turnover Notice	04.16.2002

Cache	Amendment to Lease	03.14.1997
	Notice of Assignment	04.19.1999

	First Extension and Modification	07.20.2006
	Second Extension and Modification	12.12.2006
	Second Amendment and Third Extension	07.26.2007
	Lease Agreement	06.21.1991
	Relocation Letter	01.22.2008
	Tenant Estoppel	08.10.2009

Chico's	Lease Agreement	10.04.2005
	Opening Notification Document	10.07.2005
	Rent Commencement Letter	10.21.2005
	Tenant Estoppel	08.19.2009
	Opening Notification (Soma)	10.20.2005

Children's Place	First Amendment to Lease	06.27.2002
	Second Amendment to Lease	04.16.2010
	Lease Agreement	10.26.1998
	License and Indemnity Agreement	02.01.2007
	Side Letter Agreement	11.23.2009
	Tenant Estoppel	08.18.2009

Claire's	First Amendment to Lease	05.24.2002
	Lease Agreement	09.26.2001

Clark's	Lease Agreement	07.30.2010
	Rent Commencement Letter	11.18.2010
	Turnover Notice	09.13.2010

Cold Stone Creamery	First Amendment to Lease	01.17.2003
	Lease Agreement	08.28.2002
	Tenant Estoppel	08.12.2009

Coldwater Creek	Confirmation of Option Notification	07.10.2009
	Franchisee Guarantee	10.30.2002
	Lease Agreement	09.10.1999
	Term Commencement Date Agreement	10.15.2002
	Option to Extend Lease	05.29.2009
	Tenant Estoppel	08.21.2009

Dr. Deb	Lease Agreement	07.28.2010
	Square Footage Correction	03.16.2011
	Rent Commencement Letter	04.05.2011
	Fully Executed Turnover Notice	01.06.2011

Express	First Amendment to Lease	04.28.1995
	Extension and Modification of Lease	02.01.2009
	Second Extension and Modification of Lease	08.03.2010
	Second Amendment	06.10.2011
	Lease Agreement	10.26.1994

Finish Line	Lease Agreement	03.08.2007

Fitness Together	First Amendment to Lease	10.04.2002
	LL Consent for Name Change	11.05.2003
	Lease Agreement	08.30.2002
	Turnover Notice	01.03.2003

Francesca's Collection	Lease Agreement	08.01.2007
	Rent Commencement Letter	10.11.2007
	Deemed Access Letter	08.16.2007
	Tenant Estoppel	09.14.2009
	Turnover Notice	08.06.2007

Game Stop	Amendment to Lease	02.28.2003
	Confirmation of Option Notification	03.26.2008
	Lease Agreement	01.14.2003

Gap	First Amendment to Lease	05.01.1995
	Second Amendment to Lease	07.15.1999
	Third Amendment to Lease	03.16.2000
	Confirmation of Option Notification	02.28.2008
	Lease Agreement	10.31.1994
	Tenant Estoppel	08.11.2009

Gap Kids	First Amendment to Lease	05.01.1995
	Notice of Assignment Lease & Estoppel Certificate	04.19.1999
	Second Amendment to Lease	06.11.1999
	Lease Agreement	10.31.1994
	CPI Letter	11.11.2010
	Tenant Estoppel	08.11.2009
	Confirmation of Option Notification	07.12.2006

General Nutrition Center	First Amendment to Lease	04.26.1995
	Second Amendment to Lease	05.30.1996
	Notice of Assignment of Lease	04.19.1999
	Third Amendment to Lease	08.27.2002
	Lease Agreement	10.31.1994
	Tenant Estoppel	08.14.2009

Gymboree	First Amendment to Lease	04.30.1995
	Notice of Assignment of Lease	04.19.1999
	Amendment to Lease	05.06.2002
	Lease Agreement	03.07.1995

Harry & David	First Extension and Modification of Lease	02.25.2011
	Lease Agreement	09.28.2000
	Tenant Estoppel	8.19.2009

Helzburg Diamonds	First Amendment to Lease	04.30.1995
	Second Lease Modification Agreement	07.12.1996
	First Extension and Third Amendment of Lease	03.26.2007

	Lease Agreement	11.04.1994
	Tenant Estoppel	08.06.2009

J Crew	Lease Agreement	12.26.2008
	Deemed Access Letter	03.12.2009
	Tenant Estoppel	09.14.2009
	Turnover Notice	02.10.2009

J. Jill	Tenant Estoppel	08.20.2009
	Lease Agreement	02.22.2002

Janie & Jack	First Amendment to Lease	04.15.2005
	Lease Agreement	12.07.2004

Jessica McClintock	Amendment to Lease	01.19.2000
	Extension and Modification of Lease	08.04.2006
	Lease Agreement	11.02.1999
	Option Termination Agreement	09.17.1999
	Tenant Estoppel	08.11.2009
	Change in Business Hours Approval	03.24.2009

Justice	Lease Agreement	04.18.2008
	Tenant Estoppel	08.13.2009

Kansas Sampler	First Amendment to Lease	12.10.1996
	Second Amendment to Lease	05.07.2001
	Third Amendment to Lease	04.17.2006
	Fourth Amendment to Lease	04.22.2009
	Lease Agreement	10.31.1994
	Fully Executed Turnover Notice	04.28.2009
	Tenant Opening Notification Letter	06.08.2009
	Legal Name Change	06.16.2009
	Rent Change Letter	09.10.2009

Kim's Tailor and Shoe Repair	Lease Assignment, Assumption, Amendment and Consent	05.15.1998
	Extension and Modification of Lease	06.06.2003
	Second Extension and Modification of Lease	07.23.2008
	Lease Agreement	08.24.1996
	Tenant Estoppel	08.17.2009
	Marketing Letter	03.26.2008
	Notification of Rent Change	09.11.2008

Lucy	Lease Agreement	03.09.2007
	Turnover Notice - Construction File Checklist	01.14.2008
	Rent Commencement Letter	03.24.2008
	Tenant Estoppel	08.14.2009

Madewell	Execution Copy of Lease Agreement - not yet executed by T	08.2011

Mario Tricoci	First Amendment to Lease	04.16.1997

	Extension and Modification of Lease	02.01.2007
	Lease Agreement	07.31.1996
	Tenant Estoppel	09.14.2009

Men's Wearhouse	Assignment, Assumption, Consent, Estoppel and Lease Amendment	2003
	Assignment, Assumption and Consent Agreement	09.19.2003
	Consent Agreement	05.09.2007
	First Extension and Modification of Lease	04.30.2009
	Corporate Guarantee	04.30.2007
	Lease Agreement	08.03.1998
	Tenant Estoppel	09.12.2009
	Address and DBA Name Change	05.01.2009

Nail Avante	First Amendment to Lease	03.04.1997
	Second Amendment to Lease	12.16.1998
	Financial Approval Form	12.29.2004
	Assignment, Assumption and Consent Agreement	04.18.2008
	Personal Guarantee	04.18.2008
	Lease Agreement	03.04.1997
	Assignment Rent Commencement Letter	04.28.2008

New York & Co	Lease Agreement	06.12.2006
	Turnover Notice	07.07.2006
	Rent Commencement Letter	10.09.2006
	Deemed Access Letter	07.26.2006

Omaha Steaks	First Amendment to Lease	01.23.2006
	Confirmation of Option Notification	06.16.2010
	Lease Agreement	07.12.2005
	Tenant Estoppel	08.05.2009
	Rent Commencement Letter	12.29.2005

Over the Top Yogurt	First Amendment to Lease	09.15.2010
	Personal Guarantee	03.10.2010
	Lease Agreement	03.10.2010
	Turnover Notice	03.11.2010
	Rent Commencement Letter	08.23.2010
	Deemed Access Letter	03.25.2010

Pacific Sunware	Lease Agreement	09.21.2001
	Turnover Notice	4.1.2002
	Tenant Estoppel	08.07.2009

Panera	First Amendment to Lease	08.11.1999
	Second Amendment to Lease	09.19.2005
	Lease Agreement	06.24.1998

Pottery Barn	Lease Agreement	03.31.1995
	First Amendment to Lease	11.17.2006

	Newly Executed Lease	01.16.2006
	Tenant Estoppel	08.17.2009

Pottery Barn Kids	Landlord Guarantee	09.27.2006
	Lease Agreement	08.01.2006
	License and Indemnity Agreement	09.10.2007

Restoration Hardware	Lease Agreement	04.04.1996
	Tenant Estoppel	09.22.2009

Skin Deep Laser Med Spa	First Amendment to Lease	07.06.2005
	Assignment, Assumption and Consent Agreement	10.23.2008
	Personal Guarantee	06.08.2004
	Personal Guarantee	10.22.2008
	Personal Guarantee	10.23.2008
	Personal Guarantee	10.23.2008
	Personal Guarantee	10.23.2008
	Personal Guarantee	10.23.2008
	Personal Guarantee	10.23.2008
	Personal Guarantee	10.23.2008
	Personal Guarantee	10.23.2008
	Personal Guarantee	10.23.2008
	Personal Guarantee	10.23.2008
	Lease Agreement	06.08.2004
	Request to Change Hours of Operation	08.13.2009
	Tenant Estoppel	08.10.2009
	Revised Turnover Notice	09.26.2007

Soma by Chico's	Lease Agreement	10.04.2005
	CPI Letter	09.08.2008
	Tenant Estoppel	08.19.2009

Stride Rite	Lease Agreement	12.19.2006
	Rent Commencement Letter	03.09.2007
	Deemed Access Letter	03.14.2007
	Tenant Estoppel	08.19.2009
	Turnover Notice	02.28.2007

Sunglass Hut	First Amendment to Lease	05.07.1995
	Extension and Modification to Lease	11.16.2005
	Lease Agreement	03.20.1995
	Tenant Estoppel	08.10.2009

Sushi House	First Amendment to Lease	07.09.2002
	Lease Agreement	08.23.2001
	Confirmation of Option Notification	12.06.2007

T-Mobile	Assignment and Assumption	04.06.2000
	First Amendment to Lease	04.23.2002
	Assumption and Consent Agreement	03.21.2008

	Lease Agreement	03.31.1997
	Rent Commencement	04.11.2008
	Tenant Estoppel	08.19.2009

The Limited	Lease Agreement	10.27.2010
	Rent Commencement Letter	04.08.2011
	Deemed Access Letter	01.19.2011
	Turnover Notice	12.27.2010

The Standard	First Amendment to Lease	01.27.2006
	Second Amendment to Lease	05.17.2006
	Third Amendment to Lease	04.16.1009
	Personal Guarantee	08.18.2003
	Lease Agreement	08.18.2003
	Deemed Access Letter	04.18.2006
	Tenant Estoppel	08.06.2009
	Turnover Notice	04.07.2006

Things Remembered	First Amendment to Lease	01.28.2002
	Lease Agreement	01.14.2002
	Tenant Estoppel	08.12.2009
	Tenant Notice Letter	07.14.2006

Vera Bradley	Corporate Guarantee	04.10.2007
	Lease Agreement	04.16.2007
	Rent Commencement Notification	08.22.2007
	Deemed Acces Letter	05.09.2007
	Tenant Estoppel	08.17.2009
	Turnovery Notice	04.18.2007

Victoria's Secret	First Amendment to Lease	04.28.1995
	Lease Agreement	10.26.1994
	Amended and Restated Lease Agreement	02.18.2010
	Settlement Agreement	11.18.2009
	Sign Off Letter Date	02.18.2010

Wet Seal	First Amendment to Lease	05.23.2002
	Lease Agreement	01.17.2002

White House/Black Market	Lease Agreement	10.04.2005
	Term Commencement Agreement	06.01.2006
	Rent Commencement Letter	10.13.2005
	Tenant Estoppel	08.19.2009

Williams Sonoma	Guarantee	09.27.2006
	Lease Agreement	08.01.2006
	Rent Commencement Letter	04.05.2007
	Tenant Estoppel	08.17.2009

Yankee Candle	Lease Agreement	06.26.2001
	Tenant Estoppel	08.06.2009

TEMP TENANT AGREEMENTS

	Provide Berries, Inc	07.28.2011
	3 French Hens - Amendment	01.05.2011
	3 French Hens - New Agreement	06.09.2011
	3 House Boutique	06.01.2011
	Amore Chocolate Pizza - Extension	01.01.2011
	Amore Chocolate Pizza	10.23.2009
	Belle Brigade	04.01.2011
	Coldwater Creek	11.08.2010
	IPC Security	01.01.2011
	Mark's Rugs	10.01.2010
	Mark's Rugs - Certificate of Liability Insurance	10.12.2010
	Parker Uniform	07.11.2011
	Seduzione Leggs	05.10.2011
	Seduzione Leggs - Certificate of Liability Insurance	05.05.2010
	The Children's Place	01.01.2011
	Vera Bradley - Storage Agreement	10.01.2010
	Vera Bradley - Storage Agreement	01.01.2011
	Viacom Outdoor	11.14.2011

	Macy’s Unrecorded Supplemental Agreement	08.07.2009
	3 Year Insurance Loss Run	08.10.2011
	3 Year Liability Insurance Loss Run	08.12.2011
	Town Center Plaza - Certificate of Liability Insurance	08.04.2011
	Town Center Plaza - Evidence of Commercial Property Insurance	08.04.2011
	Anthropologie - Executed Commission Agreement	08.11.2010
Goldman Sachs	Loan Agreement	10.08.2009
	Town Center Plaza Loan Amortization Schedule	06.01.2010
	Management and Leasing Agreement	10.08.2009
	Third Amended and Restated LLC Agreement	10.08.2009
	Certificate of Formation	09.09.2009
	Delaware Certificate of Good Standing	08.31.2009
	Kansas Foreign LLC Qualification	08.31.2009
	W-9 - Town Center Plaza	09.28.2009
	Real Estate Tax Assessment Notice	02.28.2011
First American TIC of KS	Title Commitment	08.25.2009
First American TIC of KS	Title Policy	06.17.2006

SCHEDULE 5

Schedule of Default Notices

SCHEDULE 6

Schedule of Pending Litigation

1.	Fitness Together – Tenant is evicted

2.	Over the Top Yogurt – Tenant is dark

3.	Wet Seal – Tenant put in litigation simply as a breach of contract action against past payments they are refusing to make. Tenant is paying current charges timely.

SCHEDULE 7

Supplemental REA Agreements

Supplemental Agreement by and between Town Center Plaza, L.L.C., a Delaware limited liability company, and Leawood Exchange, LLC, a Kansas limited liability company, dated August 7, 2009.

SCHEDULE 8

Schedule of Agreements

Contract with Hicks-Fowler Architects for $17,490 for services for Madewell

Contract with Hicks-Fowler Architects for $20,460 for services for Brooks Brothers – (contract is unexecuted pending execution of the lease)

EXHIBIT A

Legal Description of Real Property

EXHIBIT B

Site Plan of Real Property

TOWN CENTER DR
CITY HALL
PUBLIC LIBRARY
CITY OFFICES
OUTLOT 6
OUTLOT 4
OUTLOT 8
OUTLOT 9
W 119th ST
ROE AVE
OUTLOT 5
OUTLOT 4
OUTLOT 3
OUTLOT 2
OUTLOT 1

TOWN CENTER PLAZA

5000 W 119th St
Leawood, Kansas 66209

Latitude: 38.5143, Longitude: -94.6433

DEVELOPERS
DIVERSIFIED
REALTY

EXHIBIT C

Schedule of Leases

1.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Aeropostale, Inc., dba Aeropostale, as Tenant, dated April 6, 2007.

2.	Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and AE Outfitters Retail Co., dba American Eagle Outfitters, as Tenant, dated October 25, 2001.

3.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and AnnTaylor Retail, Inc., successor in interest to AnnTaylor, Inc., dba Ann Taylor #432, as Tenant, dated September 19, 1996, as amended by Letter Notice of Exercise of Option to Extend Term dated March 10, 2006.

4.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and AnnTaylor Retail, Inc., dba Ann Taylor Loft, as Tenant, dated May 28, 2004.

5.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Anthropologie, Inc., dba Anthropologie, as Tenant, dated December 23, 2010.

6.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Red Skye Wireless, LLC, dba AT&T Communications Connection, as Tenant, dated August 20, 2009.

7.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Banana Republic, LLC, formerly known as Banana Republic, Inc., dba Banana Republic #8297, as Tenant, dated February 28, 1997, as amended by First Amendment to Shopping Center Lease dated April 23, 1997; Second Amendment to Shopping Center Lease dated June 10, 1998; Letter Notice of Exercise of Option to Extend Term dated April 1, 2002; Assignment Notice letter dated January 30, 2004; Third Amendment to Shopping Center Lease dated April 6, 2007.

8.
Shopping Center Lease by and between Town Center Plaza, L.L.C., successor in interest to Specialty Development Corporation, as Landlord, and Barnes & Noble Booksellers, Inc., formerly known as Barnes and Noble Superstores, Inc., dba Barnes & Noble #2668, as Tenant, dated October 14, 1994, as amended by Memorandum of Lease dated October 14, 1994; First Amendment to Shopping Center Lease dated February 27, 1995; Second Amendment to Shopping Center Lease dated September 12, 2006; Third Amendment to Shopping Center Lease dated September 11, 2007.

9.
Lease Agreement by and between Town Center Plaza, L.L.C., as Landlord, and Bath & Body Works, LLC, dba Bath & Body Works, as Tenant, dated April 28, 2009, effective February 1, 2009, as amended by Amended and Restated Lease Agreement dated February 18, 2010.

10.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and The Heartland Golden Rule Company, Inc., successor in interest to DCO Incorporated, dba Blue Chip Cookies, as Tenant, dated February 1, 1996, with Guaranty by Alfred O’Connor and Maureen O’Connor, as amended by Assignment and Assumption of Lease dated October 31, 1996; Guaranty by Charles Robert Ramsdell and Deborah Kay Ramsdell dated October 31, 1996; Extension and Modification of Lease dated May 18, 2006.

11.	Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Buth-Na-Bodhaige, Inc., dba Body Shop, as Tenant, dated November 2, 2001.

12.	Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Bose Corporation, dba Bose, as Tenant, dated October 11, 2000.

13.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Bravo Development of Kansas, Inc., successor in interest to Bravo Development, Inc., dba Bravo Cucina Italiana, as Tenant, dated July 17, 2002, as amended by Assignment of Lease dated February 12, 2003.

14.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Brighton Collectibles, Inc., dba Brighton Collectibles, as Tenant, dated April 21, 2006.

15.
Ground Lease  by and between Town Center Plaza, L.L.C., successor in interest to Specialty Development Corporation, as Landlord, and Sam Wilson’s/Kansas, Inc., successor in interest to Houlihan’s Restaurants, Inc., successor in interest to Gilbert/Robinson, Inc., dba Bristol Seafood Bar & Grill, as Tenant, dated September 26, 1994 as amended by First Amendment to Ground Lease dated June 5, 1995; Assignment and Assumption of Lease and Lease Modification Agreement dated March 12, 1996.

16.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and The Buckle, Inc., dba Buckle, as Tenant, dated November 13, 2001, as amended by First Amendment Letter Agreement dated May 7, 2002, executed May 23, 2002.

17.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Cache, Inc., dba Cache, as Tenant, dated June 21, 1995, as amended by Amendment to Shopping Center Lease dated March 14, 1997; Extension and Modification of Lease dated July 20, 2006; Second Extension and Modification of Lease dated December 12, 2006; Second Amendment and Third Extension and Modification to Lease dated July 26, 2007.

18.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Chico’s FAS, Inc., dba Chico’s, as Tenant, dated September 26, 2005.

19.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and The Children’s Place Retail Stores, Inc., dba Children’s Place #0910, as Tenant, dated October 26, 1998, as amended by First Amendment to Shopping Center Lease dated June 27, 2002; Letter Agreement regarding change in hours of operation dated November 23, 2009; Second Extension and Modification of Lease dated April 16, 2010.

20.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Claire’s Boutiques, Inc., dba Claire’s #5032, as Tenant, dated September 26, 2001, as amended by First Amendment to Shopping Center Lease dated May 24, 2002.

21.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and C & J Clark Retail, Inc., dba Clarks, as Tenant, dated July 30, 2010.

22.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Cold Stone Creamery Leasing Company, Inc., dba Cold Stone Creamery, as Tenant, dated August 28, 2002, with Guaranty by Cold Stone Creamery, Inc. dated August 21, 2002, as amended by First Amendment to Shopping Center Lease dated January 17, 2003.

23.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Coldwater Creek, Inc., dba Coldwater Creek, as Tenant, dated September 1, 1999, as amended by Rent Commencement Date Agreement dated October 15, 2002; Guaranty by Roger S. Hoard dated October 30, 2002; Letter Notice of Exercise of Option to Extend Lease dated May 29, 2009.

24.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Debra Galvin, PhD, OTR/L, PA, dba Dr. Deb, as Tenant, dated July 28, 2010.

25.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and The Finish Line, Inc., dba Finish Line, as Tenant, executed March 8, 2007.

26.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Kathol, Inc., dba Fitness Together, as Tenant, dated August 30, 2002, with Guaranty by Phil Kathol and Diane Kathol dated August 20, 2002, as amended by First Amendment to Shopping Center Lease dated October 4, 2002.  (Tenant went dark on November 20, 2010.)

27.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Francesca’s Collections, Inc., dba Francesca’s Collections, as Tenant, dated August 1, 2007.

28.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Electronics Boutique of America, Inc., dba GameStop #4841, as Tenant, dated January 14, 2003, as amended by Letter Agreement dated February 28, 2003; Letter Notice of Exercise of Option to Renew dated January 9, 2008; Settlement Agreement, Mutual Release and Amendment to Leases dated December 8, 2009.

29.
Shopping Center Lease by and between Town Center Plaza, L.L.C., successor in interest to Specialty Town Center Company, LLC, as Landlord, and The Gap, Inc., dba Gap #1212, as Tenant, dated October 31, 1994, as amended by First Amendment to Shopping Center Lease dated May 1, 1995; Second Amendment to Shopping Center Lease executed July 15, 1999; Third Amendment to Shopping Center Lease dated March 16, 2000; Letter Notice of Exercise of Option to Renew dated May 30, 2007.

30.
Shopping Center Lease by and between Town Center Plaza, L.L.C., successor in interest to Specialty Town Center Company, LLC, as Landlord, and The Gap, Inc., dba GapKids #9262, as Tenant, dated October 31, 1994, as amended by First Amendment to Shopping Center Lease dated May 1, 1995; Second Amendment to Shopping Center Lease dated June 11, 1999.

31.
Shopping Center Lease by and between Town Center Plaza, L.L.C., successor in interest to Specialty Town Center Company, LLC, as Landlord, and General Nutrition Corporation, dba General Nutrition Center #2733, as Tenant, dated October 31, 1994, as amended by First Amendment to Shopping Center Lease dated April 26, 1995; Second Amendment to Shopping Center Lease dated May 30, 1996; Third Amendment to Shopping Center Lease dated August 27, 2002.

32.
Shopping Center Lease by and between Town Center Plaza, L.L.C., successor in interest to Specialty Town Center Company, LLC, as Landlord, and The Gymboree Stores, Inc., dba Gymboree #302, as Tenant, dated March 7, 1995, as amended by First Amendment to Shopping Center Lease dated April 30, 1995; First Amendment to Shopping Center Lease dated May 6, 2002.

33.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Bear Creek Stores, Inc., dba Harry and David #646, as Tenant, dated September 28, 2000 as amended by First Extension and Modification of Lease dated February 25, 2011.

34.
Shopping Center Lease by and between Town Center Plaza, L.L.C., successor in interest to Specialty Town Center Company, LLC, as Landlord, and Helzberg’s Diamond Shops, Inc., dba Helzberg Diamonds, as Tenant, dated November 4, 1994 as amended by First Amendment to Shopping Center Lease dated April 30, 1995 as amended by Second Lease Modification Agreement dated July 12, 1996; First Extension and Third Amendment of Lease dated March 26, 2007.

35.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Grace Holmes, Inc., dba J. Crew, as Tenant, dated December 26, 2008 as amended by Commencement Letter Agreement dated August 18, 2009.

36.	Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and The Birch Pond Group, Inc., dba J. Jill, as Tenant, dated February 22, 2002 with Guaranty by The J. Jill Group, Inc.

37.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and The Gymboree Stores, Inc., dba Janie & Jack, as Tenant, dated December 7, 2004 as amended by First Amendment to Lease dated April 15, 2005.

38.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Jessica McClintock, Inc., dba Jessica McClintock #358, as Tenant, dated November 2, 1999 as amended by Letter Agreement dated January 19, 2000; Extension and Modification of Lease dated August 4, 2006.

39.	Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Tween Brands, Inc., dba Justice, as Tenant, dated April 18, 2008.

40.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Samplers Stores, Inc., dba Kansas Sampler, as Tenant, dated October 31, 1994 as amended by First Amendment to Shopping Center Lease dated December 10, 1996; Second Amendment to Shopping Center Lease dated May 7, 2001; Third Amendment to Lease dated April 17, 2006; Fourth Amendment to Lease dated April 22, 2009.

41.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Ki Kim and Choong Kim, successor in interest to Cho Tailor, Alterations & Shoe Repair, dba Kim’s Tailor and Shoe Repair, as Tenant, dated September 24, 1996 with Guaranty by Yong Cho and Jong Cho as amended by Lease Assignment, Assumption, Amendment and Consent dated May 15, 1998; Extension and Modification of Lease dated June 6, 2003; Second Extension and Modification of Lease dated July 23, 2008.

42.	Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Limited Stores, LLC, dba The Limited, as Tenant, dated October 27, 2010.

43.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Lucy Activewear, Inc., dba Lucy, as Tenant, executed March 9, 2007.

44.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Mario Tricoci Hair Salons and Day Spars, Inc., successor in interest to Mario Tricoci Leawood, Inc., dba Mario Tricoci, as Tenant, dated July 31, 1996 with Guaranty by Mario Tricoci, Cheryl Tricoci, Thomas A. Bell and Anthony Muti as amended by First Amendment to Shopping Center Lease dated April 16, 1997; Extension and Modification of Lease dated February 1, 2007.

45.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and  The Men’s Wearhouse, Inc., successor by merger to After Hours Formalwear, Inc., successor in interest to Desmond’s Formal Wear, Inc., dba Men’s Wearhouse & Tux, as Tenant, dated August 3, 1998 as amended by Assignment, Assumption and Consent Agreement dated September 19, 2003; Consent Agreement dated May 9, 2007; Guaranty by The Men’s Wearhouse, Inc. executed April 30, 2007; First Extension and Modification of Lease dated April 30, 2009.

46.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Nail Avante Salon, L.L.C., successor in interest to Nail Perfection of Leawood, Inc.,  dba Nail Avante’, as Tenant, dated March 4, 1997 with Guaranty by Tom Bui and Kim Tang as amended by First Amendment to Shopping Center Lease dated March 4, 1997; Second Amendment to Shopping Center Lease dated December 16, 1998; Third Amendment to Lease dated December 29, 2004; Assignment, Assumption and Consent Agreement dated April 18, 2008; Guarantee-Personal by Trinh B. Nguyen and Willis V. Nguyen effective April 18, 2008.

47.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Lerner New York, Inc., dba New York & Company, as Tenant, dated June 12, 2006.

48.
Lease by and between Town Center Plaza, L.L.C., as Landlord, and OS SalesCo, Inc., dba Omaha Steaks, as Tenant, dated July 12, 2005 as amended by First Amendment to Lease dated January 23, 2006; Notification of Exercise of Option to Renew dated March 30, 2010.

49.
Lease by and between Town Center Plaza, L.L.C., as Landlord, and KC Frozen Yogurt, LLC, dba Over the Top Yogurt Shop, as Tenant, dated March 10, 2010 with Guarantee – Personal by James and Angie Anderson as amended by First Amendment to Lease dated September 15, 2010 (Tenant went dark on May 23, 2011).

50.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Pacific Sunwear Stores Corp., dba Pacific Sunwear, as Tenant, executed October 16, 2001 with Guaranty by Pacific Sunwear of California, Inc.

51.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Original Bread, Inc., dba Panera Bread, as Tenant, dated June 24, 1998 as amended by First Amendment to Shopping Center Lease dated August 11, 1999; Second Amendment to Shopping Center Lease dated September 19, 2005.

52.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Williams-Sonoma Stores, Inc., dba Pottery Barn Kids, as Tenant, dated August 1, 2006.

53.
Lease by and between Town Center Plaza, L.L.C., as Landlord, and Williams-Sonoma Stores, Inc., dba Pottery Barn #834, as Tenant, dated January 16, 2006 as amended by First Amendment to Lease dated November 17, 2006.

54.	Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Restoration Hardware, Inc., dba Restoration Hardware #19, as Tenant, dated April 4, 1996.

55.
Lease by and between Town Center Plaza, L.L.C., as Landlord, and Radiology Associates of KC, LLC, successor in interest to Skin Deep Laser Med Spa, LLC, dba Skin Deep Laser Med Spa, as Tenant, dated June 8, 2004 with Guarantee-Personal by Jerry Knaack and John Randall Knaack as amended by First Amendment to Lease dated July 6, 2005; Assignment, Assumption and Consent Agreement dated October 23, 2008 with Guarantee – Personal by Stacy Stevens and Emily Kaufman effective October 23, 2008; Guarantee –Personal by James Fitzsimmons and Stephanie Fitzsimmons effective October 23, 2008; Guarantee – Personal by Deva Chandramohan and MeghaChandramohan effective October 23, 2008; Guarantee-Personal by Ralph Richardson and Elizabeth Richardson effective October 23, 2008; Guarantee-Personal by Mark Idstrom effective October 23, 2008; Guarantee-Personal by Thomas Waddell and Janice Waddell effective October 23, 2008; Guarantee-Personal by Ellen Yetter and John Thurn effective October 23, 2008; Guarantee-Personal by Douglas Nelson effective October 23, 2008; Guarantee-Personal by Joseph Varriano and Joanne Varriano effective October 23, 2008; Guarantee-Personal by Gerald Staab and Carol Staab effective October 23, 2008; Letter dated August 13, 2009.

56.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Soma by Chico’s, LLC, dba Soma by Chico’s, as Tenant, dated October 4, 2005 with Guaranty by Chico’s FAS, Inc.

57.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Stride Rite Children’s Group, Inc., dba Stride Rite, as Tenant, dated December 19, 2006.

58.
Shopping Center Lease by and between Town Center Plaza, L.L.C., successor in interest to Specialty Town Center Company, LLC, as Landlord, and Sunglass Hut Trading Corporation, dba Sunglass Hut #1292, as Tenant, dated March 20, 1995 as amended by First Amendment to Shopping Center Lease dated May 7, 1995; Extension and Modification of Lease dated November 16, 2005.

59.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Sushi House Four, Ltd., dba Sushi House ,as Tenant, dated August 23, 2001 as amended by Commencement Date Letter Agreement dated July 9, 2002; Notification of Exercise of Option to Renew dated February 7, 2007.

60.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and T-Mobile Central LLC, successor in interest to VoiceStream Kansas City, Inc., formerly known as APT Kansas City, Inc., dba T-Mobile, as Tenant, dated March 31, 1997 with Guaranty by VoiceStream Central Communications, Inc. formerly known as Aerial Communications, Inc.  as amended by Consent to Assignment dated April 13, 2000; First Amendment to Shopping Center Lease dated April 23, 2002; Assumption and Consent Agreement dated March 21, 2008 effective June 1, 2007.

61.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and Things Remembered, Inc., dba Things Remembered, as Tenant, dated January 14, 2002 as amended by First Amendment Letter Agreement dated January 28, 2002.

62.
Lease by and between Town Center Plaza, L.L.C., as Landlord, and Vera Bradley Retail Stores, LLC, dba Vera Bradley, as Tenant, dated April 16, 2007 with Guarantee – Corporate by Vera Bradley Designs, Inc.

63.	Amended and Restated Lease Agreement by and between Town Center Plaza, L.L.C., as Landlord, and Victoria’s Secret Stores, LLC, dba Victoria’s Secret #634, as Tenant, dated February 18, 2010.

64.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and The Wet Seal Retail, Inc., dba Wet Seal, as Tenant, dated January 17, 2002 as amended by First Amendment to Shopping Center Lease dated May 23, 2002.

65.
Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and White House/Black Market, Inc., successor in interest to The White House, Inc., dba White House/Black Market, as Tenant, executed February 25, 1999 as amended by First Amendment to Shopping Center Lease dated June 15, 1999; Assignment and Assumption of Lease dated December 8, 2004.

66.	Lease by and between Town Center Plaza, L.L.C., as Landlord, and Williams-Sonoma Stores, Inc., dba Williams Sonoma, as Tenant, dated August 1, 2006.

67.	Shopping Center Lease by and between Town Center Plaza, L.L.C., as Landlord, and The Yankee Candle Company, Inc., dba Yankee Candle, as Tenant, dated June 26, 2001.

EXHIBIT D

Form of Assignment of Leases

(see attached)

Record and return to:

______________________

______________________

______________________

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES, made as of this ____ day of _______________ 2011 (the "Effective Date"), by and between TOWN CENTER PLAZA, L.L.C., a Delaware limited liability company, having an address at c/o Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 (the  "Assignor"), and [___________________________] having an address at [_________________________________] ("Assignee").

RECITALS:

A.           Assignor, as seller, and Assignee, as purchaser, entered into that certain Purchase and Sale Agreement (the "Purchase Agreement") relating to the sale of that certain shopping center known as "Town Center Plaza" located in the City of Leawood, County of Johnson, State of Kansas, situated on land more particularly described on Exhibit A attached hereto and made a part hereof (the "Property").

B.           The Property is subject to various leases described on Exhibit B attached hereto and made a part hereof (collectively, the "Leases").

C.           Pursuant to the Purchase Agreement, Assignor desires to assign its right, title and interest in and to each of the Leases to Assignee, and Assignee desires to assume Assignor's right, title and interest in and to each of the Leases, in connection with the aforementioned sale.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

1.           Assignment.  Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the Effective Date, all of Assignor's right, title and interest in and to the Leases and any guarantees and other agreements executed in connection therewith and any security deposits relating thereto.

2.           Assumption.  Assignee hereby accepts the foregoing assignment, and in consideration thereof, hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all of the terms, covenants, conditions and obligations under each of the Leases and guarantees and each such other agreement executed in connection therewith, and each such security deposit, which arise on and after the Effective Date and are to be observed, performed and fulfilled by the landlord named therein on and after the Effective Date in the same manner and to the same extent as if Assignee were the landlord originally named therein.

3.           Indemnification.  (a) Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur under or with respect to the Leases by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, the obligations of the landlord thereunder which were to be performed before the Effective Date.

(b)           Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under or with respect to any of the Leases by reason of any failure or alleged failure of Assignee to comply with or to perform, on or after the Effective Date, all the obligations of the landlord thereunder which are to be performed on and after the Effective Date.

4.           Successors and Assigns.  The terms and conditions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.           Miscellaneous.  This instrument may be executed in any one or more counterparts, each of which, when so executed, will be deemed an original document, and all such counterparts together shall constitute the same instrument.  This instrument shall be governed by the laws of the State of Kansas.

(signatures follow immediately)

IN WITNESS WHEREOF, the parties hereto have executed this instrument, and have caused this instrument to be delivered so as to take effect on the day and year first above written.

ASSIGNOR:

TOWN CENTER PLAZA, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[__________________________],
a [________________________]

By:
Name:
Title:

STATE OF ____________________)
                                                                    )  SS:
COUNTY OF___________________)

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of ___________________________________, a _______________ corporation, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of such corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

(SEAL)	_______________________________________
Notary Public My commission expires:

STATE OF ____________________)
                                                                    )  SS:
COUNTY OF___________________)

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of ____________________________., an __________________ corporation, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of such corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

(SEAL)	_______________________________________
Notary Public My commission expires:

[Attach Exhibits A and B]

EXHIBIT E

Form of Bill of Sale

(see attached)

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that TOWN CENTER PLAZA, L.L.C., a Delaware limited liability company (the "Transferor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, convey and transfer to [__________________________________] (the "Transferee"), its successors and assigns, the Personal Property (defined below).  For the purposes hereof, the term "Personal Property" shall mean all equipment and other personal property owned by Transferor and located in, or affixed to, the shopping center known as Town Center Plaza and located in the City of Leawood, County of Johnson, State of Kansas, more particularly described on Exhibit A attached hereto and made a part thereof (the "Land"), including, but not limited to the items set forth on Exhibit B attached hereto and made a part hereof.  Transferor represents and warrants to Transferee that Transferor is the lawful owner of the Personal Property and that the Personal Property is free of any liens or encumbrances; provided, however, that Transferor specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever concerning or with respect to the nature, quality, merchantability, fitness or condition of the Personal Property.

(signatures follow immediately)

IN WITNESS WHEREOF, the Transferor and Transferee have executed this instrument, and have caused this instrument to be delivered so as to take effect this _____ day of ________, 2011.

TRANSFEROR:

TOWN CENTER PLAZA, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

TRANSFEREE:

[__________________________],
a [________________________]

By:
Name:
Title:

[Add Exhibits A and B]

EXHIBIT F

Form of Tenant Notice Letter

(see attached)

c/o Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122

FEDERAL EXPRESS
____________ ___, 20
«Tenant2»
«Company»
«Address1»
«Address2»
«City», «State»  «PostalCode»
«Attn»

Re:           Notice to Tenants of                                                                           (the “Premises”)

Dear Tenant:

Please be advised that on       (date of sale)      , 20 (“Effective Date”), the Premises was conveyed and the landlord’s interest in your lease (the “Lease”) was assigned by ____________(“Seller”) to ___________ (“New Owner”).  The purpose of this letter is to inform you of the acquisition,  the assignment of the landlord’s interest under your Lease and to facilitate ongoing communication. Until otherwise directed by New Owner, communications with New Owner with respect to the following matters should be directed as follows:

I.           Rent.   All rents, additional rents and other charges under the Lease for periods from and after the Effective Date are to be made payable to New Owner at the following new address:

________________________________
________________________________
Attention:  _______________________

All rental payments and other monies due under your Lease for periods prior to Effective Date, should be made payable to (Seller) and mailed to: (Seller), c/o Developers Diversified Realty, 3300 Enterprise Parkway, Beachwood, Ohio 44122.

II.           Notices.   All notices and other communications to the landlord under your Lease shall be delivered to the New Owner at the following address:

________________________________
________________________________
Attention:  _______________________

III.         Personnel.  If you have specific questions, please feel free to contact any of the following persons:

The contact person with respect to operational matters is:

_______________	Phone: __________________________
E-mail: ___________________________

The contact person for leasing is:

_______________	Phone: __________________________
E-mail: ___________________________

The contact for accounting is:

_______________	Phone: __________________________
E-mail: ___________________________

Please amend the insurance polices which you are required to maintain under your lease to delete Seller as an additional insured thereunder and to include the New Owner as an additional insured thereon.

We appreciate your patience and cooperation during this transition.

SELLER:	NEW OWNER:

By: ________________________ Name: ______________________ Title: _______________________	By: ________________________ Name: ______________________ Title: _______________________

EXHIBIT G

Form of General Assignment

(see attached)

ASSIGNMENT

THIS ASSIGNMENT ("Assignment") is made as of this ____ day of ______________, 2011, by and among TOWN CENTER PLAZA, L.L.C., a Delaware limited liability company, having an address at c/o Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 ("Assignor"), and [__________________________], a [__________________________], having an address at [_______________________________] ("Assignee").

W I T N E S S E T H:

A.           Assignor, as seller, and Assignee, as buyer, entered into that certain Purchase and Sale Agreement (the "Purchase Agreement") relating to the sale of the Shopping Center known as Town Center Plaza and located in the City of Leawood, County of Johnson, State of Kansas, situated on land more particularly described on Exhibit A attached hereto and made a part hereof (the "Property").

B.            Assignor has certain rights, title and interest in and to certain intangible personal property owned by Assignor and used solely in connection with the Property, including, without limitation, all Assignor's right, title and interest (if any) in and to the trade name "Town Center Plaza" (the "Trade Name"), and all goodwill associated with the Trade Name, the "TCP" design mark and all goodwill associated with that mark, the domain name towncenterplaza.com (the "Domain Name"), the website located at towncenterplaza.com, the Facebook business page located at http://www.facebook.com/TownCenterPlaza (the "Facebook Page"), the Twitter name @TownCenterPlaza (the "Twitter Account"), and any telephone numbers associated with the Trade Name, but expressly excluding any of the foregoing that are not exclusive to the Property or related to the general property management business of Developers Diversified Realty Corporation, Assignor or their affiliates (including brochures or operating manuals related to the management of the Property) (collectively, the "Intangible Property").

C.            Assignor owns certain warranties, guarantees, permits, licenses, architectural and engineering plans and reports and other documents relating to the use, operation, and maintenance of all buildings, improvements, structures and fixtures located on or about the Property, including the pylon sign located on the Property, but excluding trade fixtures owned by tenants (collectively, the "Guarantees")

D.           Pursuant to the terms of the Purchase Agreement, Assignor desires to assign its right, title and interest in the Intangible Property and Guarantees (collectively, the "Assigned Property") to Assignee, and Assignee desires to assume Assignor's right, title and interest in the Assigned Property.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

1.           Assignment.  Assignor represents and warrants to Assignee that Assignor is the lawful owner of the Assigned Property and that the Assigned Property is free of any liens or encumbrances.  Assignor hereby assigns to Assignee, its successors and assigns, as of the Effective Date (as hereinafter defined), all of Assignor's right, title and interest in the Assigned Property without recourse to or warranty from Assignor except as expressly provided in this Section 1.

2.           Assumption.  Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the Service Contracts which arise on and after the Effective Date and are to be observed, performed and fulfilled by Assignor on and after the Effective Date, in the same manner and to the same extent as if Assignee, instead of Assignor, were originally named therein.

3.           Further Actions.  Assignor agrees to immediately respond affirmatively to a change of registrant/transfer request initiated by Assignee for the Domain Name and take all other steps reasonably necessary, pursuant to the registrar's change of registrant policy, to effectuate the transfer of the Domain Name.  Assignor further agrees to provide Assignee with an electronic copy of all content currently posted on the website towncenterplaza.com.  Assignor further agrees to provide Assignee with the user identification and login information necessary for Assignee to take control of the Facebook Page and the Twitter Account.  Assignor will take such further actions as are reasonably necessary to complete the transfer of the Domain Name, the website content, the Facebook Page and the Twitter Account to Assignee.

4.           Indemnification.  (a) Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur in connection to the Assigned Property by reason of any failure or alleged failure of Assignor to have complied with or to have fully performed, before the Effective Date, all obligations on its part to have been performed, complied with or discharged under any of the terms and conditions in connection to the Assigned Property which were to be performed by Assignor prior to the Effective Date.

(b)           Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur in connection with the Assigned Property by reason of any failure or alleged failure of Assignee, as the successor to Assignor, to comply with or to fully perform, on and after the Effective Date, all obligations to be performed or complied with under any of the terms and conditions in connection to the Assigned Property.

5.           Effective Date.  The "Effective Date", as used herein, shall mean the date first written above.

6.           Successors and Assigns.  The terms and conditions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.           Miscellaneous.  This Agreement may be executed in any one or more counterparts, each of which, when so executed, will be deemed an original document, and all such counterparts together shall constitute the same instrument.  This instrument shall be governed by the laws of the State of Kansas.

(signatures follow immediately)

IN WITNESS WHEREOF, the parties hereto have executed this instrument, and caused this instrument to be delivered so as to take effect on the day and year first set forth written.

ASSIGNOR:

TOWN CENTER PLAZA, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[__________________________],
a [________________________]

By:
Name:
Title:

STATE OF                                           )
                                                               )  SS:
COUNTY OF                                        )

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of _________________________________, a ________________ corporation, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

______________________________________________________________
Notary Public
My commission expires: ____________________________________________

STATE OF ____________________)
                                                                   )  SS:
COUNTY OF __________________)

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of __________________________, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

(SEAL)
______________________________________________________________
Notary Public
My commission expires: ____________________________________________

[Add Exhibit A]

EXHIBIT H

Form of REA Assignment

(see attached)

ASSIGNMENT OF AGREEMENTS

THIS ASSIGNMENT OF AGREEMENTS is made as of this ____ day of ______________, 2011 (the "Effective Date"), by and among TOWN CENTER PLAZA, L.L.C., a Delaware limited liability company, having an address at c/o Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 ("Assignor"), and [_____________________], a [_______________________________], having an address at [________________________________________] ("Assignee").

W I T N E S S E T H:

A.           Assignor, as seller, and Assignee, as buyer, entered into that certain Purchase and Sale Agreement (the "Purchase Agreement") relating to the sale of the Shopping Center known as Town Center Plaza and located in the City of Leawood, County of Johnson, State of Kansas, situated on land more particularly described on Exhibit A attached hereto and made a part hereof (the "Property").

B.           Assignor, or its predecessor in interest, entered into certain reciprocal easement agreements, operating agreements and other similar agreements affecting the use and operation of the Property, which agreements are described on Exhibit B attached hereto and made a part hereof (collectively, the "REA Agreements").

C.           Pursuant to the terms of the Purchase Agreement, Assignor desires to assign its right, title and interest in the REA Agreements to Assignee, and Assignee desires to assume Assignor's right, title and interest in the REA Agreements, in connection with the aforementioned sale.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

1.           Assignment.  Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over to Assignee, its successors and assigns, as of the Effective Date, all of Assignor's right, title and interest in and to the REA Agreements without recourse to or warranty from Assignor except as expressly provided in the Purchase Agreement.

2.           Assumption.  Assignee hereby accepts the foregoing assignment, and in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the REA Agreements which arise on and after the Effective Date and are to be observed, performed and fulfilled by Assignor on and after the Effective Date, in the same manner and to the same extent as if Assignee were originally named therein.

3.           Indemnification.

(a)           Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur in connection with the REA Agreements by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, the obligations on its part which were to be performed by Assignor prior to the Effective Date.

(b)           Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur in connection with the REA Agreements by reason of any failure or alleged failure of Assignee to comply with or to perform, on and after the Effective Date, all of the obligations on its part which are to be performed on and after the Effective Date.

4.           Successors and Assigns.  The terms and conditions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.           Miscellaneous.  This Agreement may be executed in any one or more counterparts, each of which, when so executed, will be deemed an original document, and all such counterparts together shall constitute the same instrument.  This instrument shall be governed by the laws of the State of Kansas.

(signatures follow immediately)

IN WITNESS WHEREOF, the parties hereto have executed this instrument, and caused this instrument to be delivered so as to take effect on the day and year first set forth written.

ASSIGNOR:

TOWN CENTER PLAZA, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[__________________________],
a [________________________]

By:
Name:
Title:

STATE OF                                           )
                                                               )  SS:
COUNTY OF                                        )

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of _________________________________, a ________________ corporation, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

______________________________________________________________
Notary Public
My commission expires: ____________________________________________

STATE OF ____________________)
                                                                   )  SS:
COUNTY OF __________________)

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of __________________________, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

(SEAL)

______________________________________________________________
Notary Public
My commission expires: ____________________________________________

[Add Exhibits A and B]

EXHIBIT I

Form of Certificate Reaffirming Representations and Warranties

(see attached)

CERTIFICATE REAFFIRMING REPRESENTATIONS AND WARRANTIES

THIS CERTIFICATE REAFFIRMING REPRESENTATIONS AND WARRANTIES (this "Certificate") is delivered by TOWN CENTER PLAZA, L.L.C., a Delaware limited liability company (collectively, "Seller") to [________________________], a [_______________________________] ("Buyer") pursuant to Section 6(a) of that certain Purchase and Sale Agreement, by and between Seller and Buyer, dated as of August __, 2011 (the "Purchase Agreement"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the Purchase Agreement.

Seller hereby certifies to Buyer that all of Seller's representations and warranties contained in the Purchase Agreement are and continue to be true, complete and accurate as of the Closing Date.

[signatures on following page]

IN WITNESS WHEREOF, Seller has executed this Certificate Reaffirming Representations and Warranties this _____ day of _____________, 2011.

SELLER:

TOWN CENTER PLAZA, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT J

Form of REA Estoppel

(see attached)

REA Estoppel Certificate

TO:	[________________________] (the "Buyer")

RE:	Town Center Plaza – Leawood, Kansas (the "Property")

Ladies and Gentlemen:

Subject to the limitations set forth below, the following statements are made with the knowledge that Buyer is relying on them, and that their respective lenders, successors and assigns, and successor owners of the Property (collectively, "Beneficiaries") may rely on them.

The undersigned hereby certifies to Buyer and its Beneficiaries as follows as of the date hereof:

1.           The undersigned is a party to the documents identified on Exhibit A attached hereto (collectively, the "REA").  There have been no amendments, supplements, modifications or revisions to the REA to which the undersigned is a party, written or oral, except as set forth on Exhibit A.  Exhibit A is a true, correct and complete description of the REA.

2.           The REA is presently in full force and effect.

3.           To the undersigned's actual knowledge, no party is in default of the REA.  To the actual knowledge of the undersigned, no event has occurred that with the giving of notice or the passage of time, or both, would constitute a default by any party under the REA.

4.           To the undersigned's actual knowledge, there are no sums (other than those arising out of the normal course of operation of the Property within the previous 90 days) which the undersigned is entitled to receive or demand from Town Center Plaza, L.L.C..

5.           The person executing and delivering this REA Estoppel Certificate on behalf of the undersigned is duly authorized to do so.

6.           The current address to which notices to the undersigned are required to be mailed under the REA is:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the____ day of _____________, 2011.

By:__________________________
Name: ________________________
Title: _________________________

[Attach Exhibit A]

EXHIBIT K

Form of Tenant Estoppel

(see attached)

TENANT ESTOPPEL CERTIFICATE

Date: ______________, 2011

To:	[___________________________________], or its affiliate or assigns ("Buyer")

TOWN CENTER PLAZA, L.L.C., a Delaware limited liability company (the "Seller").

RE:           Lease dated__________ between:______________________________________(“Landlord”) or Landlord’s predecessor in interest and ____________________________________________ (“Tenant”) or Tenant’s predecessor in interest (collectively, with any amendments or modifications thereto as set forth in Exhibit A, the “Lease”) for space known as Suite   at                                                                                                                               (“Leased Premises”)

Ladies and Gentlemen:

The undersigned, Tenant under the Lease, hereby confirms and certifies to Buyer and Landlord as of the date hereof, that all information contained in this certificate is true and correct.  The following statements are made with the knowledge that Buyer is relying on them and that its lenders, successors and assigns, and successor owners of the Property (collectively, "Beneficiaries") may rely on them:

1.	Leased Premises consists of approximately_________ rentable square feet.

2.	Lease Commencement Date: ____________ Lease Expiration Date: ________________

3.	Renewal Options: __ options of__________ years each.

4.	Current Monthly Base Rent (excluding overage rent, and expense reimbursements): $______________________

5.	Security Deposit: $______________

6.	Rental Payments Commenced: __________________________________________________

7.	Monthly Base Rent has been Paid through:_________________________________.

8.
The Lease is in full force and effect, is enforceable in accordance with its terms, and contains all of the understandings and agreements between Landlord and Tenant with respect to the Leased Premises.

9.
To the best of Tenant’s actual knowledge, all duties of Landlord under the Lease have been fulfilled and all other obligations required to be performed or observed by Landlord have been duly and fully performed or observed by Landlord, including, without limitation, the satisfaction of Landlord’s obligation to provide a tenant improvement allowance to Tenant, if  any.

10.
Tenant has accepted possession and is in full and complete occupancy of the Leased Premises without any existing conditions or qualifications and without any other party having occupancy of, or the right to occupy, any portion of the Leased Premises.  The buildings, improvements, space, and any common areas (if applicable) to be furnished or provided by the terms of the Lease have been completed in all respects to the satisfaction of the Tenant, and the existing parking satisfies any applicable Lease requirements.

11.	Tenant has neither assigned, transferred, nor encumbered the Lease, or any interest therein, nor sublet the Leased Premises, or any portion thereof.

12.
There is no guarantor of the Lease except as follows (if left blank, will be deemed “none”): _______________________________________________________________________.  If the Lease is guaranteed, the Guaranty is unmodified and in full force and effect.

13.
The estimated monthly additional rent currently payable pursuant to the Lease on account of real estate taxes, insurance, common area maintenance expenses and other operating expenses in the total amount of $_________________ , based upon the following:

CAM:	$

Real Estate Taxes:	$

Insurance:	$

Other:	$

Such additional rent has been paid through and including ___________________.

14.	Tenant is currently obligated to pay percentage rent, if any, as set forth below (if left blank will deemed to be “none”):

_____________________________________________________________________________________________________.

15.	No rent has been prepaid for more than one (1) month and Tenant shall not prepay any such rent or other sum more than one (1) month in advance.

16.	Tenant has not been given any free rent, partial rent, rebates, rental abatements, or rent concessions of any kind, except as follows (if left blank, will be deemed “none”):

_____________________________________________________________________________________________________.

17.
Tenant has received no notice and has no knowledge of a prior sale, transfer, assignment, hypothecation, or pledge of the Leased Premises, or any part thereof, or of the Lease, or the rents or any other interest thereunder (except in connection with any financing obtained by Landlord and secured by the Leased Premises).  Tenant has received no notice from any mortgagee of the Leased Premises directing Tenant to pay rent or other amounts due under the Lease to such mortgagee.

18.	Tenant has deposited the Security Deposit stated above with Landlord, and none of the Security Deposit has been applied by Landlord to the payment of rents or any other amounts due under the Lease.

19.
Landlord has not waived the performance or observance by Tenant of any of the terms, covenants, or conditions to be performed or observed by Tenant under the Lease, including, specifically, any use or radius restriction provisions, if any, as set forth in the Lease.  Tenant has not violated any such use restriction provision.

20.
Landlord is not in default under the Lease nor, to the best of Tenant’s knowledge, has Landlord failed to duly and fully perform or observe any term, covenant, or condition by it to be performed or observed under the Lease which would, but for the existence of any applicable notice and/or grace period, constitute a default under the Lease, including, specifically, the exclusive use provision, if any, as set forth in the Lease.

21.
Tenant has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease, and Tenant has no claims or defenses to enforcement of the Lease.

22.	Tenant has no options or rights of expansion, purchase, or first refusal concerning the Lease or the Leased Premises, except as follows (if left blank, will be deemed “none”):

_____________________________________________________________________________________________________.

23.
Tenant has no knowledge of past or present use or occupancy of the premises involving the handling, manufacturing, treatment, use, transportation, spillage, leakage, dumping, discharge or disposal of hazardous substances, materials or any wastes regulated under local, state or federal law.

24.	Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal bankruptcy laws.

25.
Tenant is not identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States (“OFAC List”) nor is Tenant subject to trade embargo or economic sanctions pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States.

26.	The address for notices to Tenant under the Lease as follows:

_____________________________________________________________________________________________________.

The person signing this letter on behalf of Tenant is a duly authorized agent of the Tenant.

Tenant:
_______________________________

By: _______________________________
Name: _______________________________
Title: ________________________________

Date:

[Add Exhibit A]

EXHIBIT L

Form of Seller Lease Certificate

(see attached)

SELLER'S LEASE CERTIFICATE

Date: ______________, 2011

To:	[______________________________] or its affiliate or assigns ("Buyer")

RE:           Lease dated__________ between:______________________________________("Seller" or "Landlord") or Landlord’s predecessor in interest and ____________________________________________ (“Tenant”) or Tenant’s predecessor in interest (collectively, with any amendments or modifications thereto as set forth in Exhibit A, the “Lease”) for space known as Suite ___________ at                                                                                         (“Leased Premises”)

Ladies and Gentlemen:

In accordance that certain Purchase and Sale Agreement, by and between Seller and Buyer (the "Purchase Agreement"), Seller hereby confirms and certifies to Buyer and its lenders, successors and assigns as follows:

1.	Leased Premises consists of approximately_________ rentable square feet.

2.	Lease Commencement Date: ____________ Lease Expiration Date: ________________

3.	Renewal Options: __ options of__________ years each.

4.	Current Monthly Base Rent (excluding overage rent, and expense reimbursements): $______________________

5.	Security Deposit: $______________

6.	Rental Payments Commenced: __________________________________________________

7.	Monthly Base Rent has been Paid Through:___________________________________.

8.
The Lease is in full force and effect, is enforceable in accordance with its terms, and contains all of the understandings and agreements between Landlord and Tenant with respect to the Leased Premises.

9.
To the best of Landlord’s actual knowledge, all duties of Landlord under the Lease have been fulfilled and all other obligations required to be performed or observed by Landlord have been duly and fully performed or observed by Landlord, including, without limitation, the satisfaction of Landlord’s obligation to provide a tenant improvement allowance to Tenant, if  any.

10.
Tenant has accepted possession and is in full and complete occupancy of the Leased Premises without any existing conditions or qualifications and without any other party having occupancy of, or the right to occupy, any portion of the Leased Premises.  The buildings, improvements, space, and any common areas (if applicable) to be furnished or provided by the terms of the Lease have been completed in all respects to the satisfaction of the Tenant, and the existing parking satisfies any applicable Lease requirements.

11.	To the best of Landlord's knowledge, Tenant has neither assigned, transferred, nor encumbered the Lease, or any interest therein, nor sublet the Leased Premises, or any portion thereof.

12.
There is no guarantor of the Lease except as follows (if left blank, will be deemed “none”): _______________________________________________________________________.  If the Lease is guaranteed, the Guaranty is unmodified and in full force and effect.

13.
The estimated monthly additional rent currently payable pursuant to the Lease on account of real estate taxes, insurance, common area maintenance expenses and other operating expenses in the total amount of $_________________ , based upon the following:

14.	CAM:	$

15.	Real Estate Taxes:	$

16.	Insurance:	$

17.	Other:	$

18.	Such additional rent has been paid through and including ___________________.

19.	Tenant is currently obligated to pay percentage rent, if any, as set forth below (if left blank will deemed to be “none”):

_____________________________________________________________________________________________________.

20.	No rent has been prepaid for more than one (1) month.

21.	Tenant has not been given any free rent, partial rent, rebates, rental abatements, or rent concessions of any kind, except as follows (if left blank, will be deemed “none”):

_____________________________________________________________________________________________________.

22.	Tenant has deposited the Security Deposit stated above with Landlord, and none of the Security Deposit has been applied by Landlord to the payment of rents or any other amounts due under the Lease.

23.
Landlord has not waived the performance or observance by Tenant of any of the terms, covenants, or conditions to be performed or observed by Tenant under the Lease, including, specifically, any use or radius restriction provisions, if any, as set forth in the Lease.  To the best of Landlord's actual knowledge, Tenant has not violated any such use restriction provision.

24.
Landlord is not in default under the Lease nor, to the best of Landlord’s knowledge, has Landlord failed to duly and fully perform or observe any term, covenant, or condition by it to be performed or observed under the Lease which would, but for the existence of any applicable notice and/or grace period, constitute a default under the Lease, including, specifically, the exclusive use provision, if any, as set forth in the Lease.

25.
To the best of Landlord's knowledge, Tenant has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease, and Tenant has no claims or defenses to enforcement of the Lease.

26.	Tenant has no options or rights of expansion, purchase, or first refusal concerning the Lease or the Leased Premises, except as follows (if left blank, will be deemed “none”):

_____________________________________________________________________________________________________.

27.
To the best of Landlord's knowledge, no past or present use or occupancy of the Leased Premises involving the handling, manufacturing, treatment, use, transportation, spillage, leakage, dumping, discharge or disposal of hazardous substances, materials or any wastes regulated under local, state or federal law.

28.	To the best of Landlord's knowledge, Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal bankruptcy laws.

The person signing this letter on behalf of Seller is a duly authorized agent of the Seller.

SELLER:

TOWN CENTER PLAZA, L.L.C.,
a Delaware limited liability company

By: _______________________________
Name: _______________________________
Title: ________________________________

Date:

[Add Exhibit A]

EXHIBIT M

Terms of Seller's Pending Leasing Activity

EXHIBIT N

Form of Assignment of Supplemental Agreement

(see attached)

ASSIGNMENT OF SUPPLEMENTAL AGREEMENT

THIS ASSIGNMENT OF SUPPLEMENTAL AGREEMENT is made as of this ____ day of ______________, 2011 (the "Effective Date"), by and among TOWN CENTER PLAZA, L.L.C., a Delaware limited liability company, having an address at c/o Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 ("Assignor"), and [_____________________], a [_______________________________], having an address at [________________________________________] ("Assignee").

W I T N E S S E T H:

A.           Assignor, as seller, and Assignee, as buyer, entered into that certain Purchase and Sale Agreement (the "Purchase Agreement") relating to the sale of the Shopping Center known as Town Center Plaza and located in the City of Leawood, County of Johnson, State of Kansas, situated on land more particularly described on Exhibit A attached hereto and made a part hereof (the "Property").

B.           Assignor, or its predecessor in interest, entered into that certain Supplemental Agreement with Leawood Exchange, LLC, a Kansas limited liability company, dated August 7, 2009, affecting the use and operation of the Property (the "Supplemental Agreement").

C.           Pursuant to the terms of the Purchase Agreement, Assignor desires to assign its right, title and interest in the Supplemental Agreement to Assignee, and Assignee desires to assume Assignor's right, title and interest in the Supplemental Agreement, in connection with the aforementioned sale.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

1.           Assignment.  Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over to Assignee, its successors and assigns, as of the Effective Date, all of Assignor's right, title and interest in and to the Supplemental Agreement without recourse to or warranty from Assignor except as expressly provided in the Purchase Agreement.

2.           Assumption.  Assignee hereby accepts the foregoing assignment, and in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the Supplemental Agreement which arise on and after the Effective Date and are to be observed, performed and fulfilled by Assignor on and after the Effective Date, in the same manner and to the same extent as if Assignee were originally named therein.

3.           Indemnification.

(a)           Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur in connection with the Supplemental Agreement by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, the obligations on its part which were to be performed by Assignor prior to the Effective Date.

(b)           Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur in connection with the Supplemental Agreement by reason of any failure or alleged failure of Assignee to comply with or to perform, on and after the Effective Date, all of the obligations on its part which are to be performed on and after the Effective Date.

4.           Successors and Assigns.  The terms and conditions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.           Miscellaneous.  This Agreement may be executed in any one or more counterparts, each of which, when so executed, will be deemed an original document, and all such counterparts together shall constitute the same instrument.  This instrument shall be governed by the laws of the State of Kansas.

(signatures follow immediately)

IN WITNESS WHEREOF, the parties hereto have executed this instrument, and caused this instrument to be delivered so as to take effect on the day and year first set forth written.

ASSIGNOR:

TOWN CENTER PLAZA, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

[__________________________],
a [________________________]

By:
Name:
Title:

STATE OF                                           )
                                                               )  SS:
COUNTY OF                                        )

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of _________________________________, a ________________ corporation, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

______________________________________________________________
Notary Public
My commission expires: ____________________________________________

STATE OF ____________________)
                                                                   )  SS:
COUNTY OF __________________)

BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________, the ________________ of __________________________, who acknowledged that he did sign the foregoing instrument for and on behalf of said corporation and that the same was his free and authorized act and deed as such officer, and the free act and authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this _____ day of _______, 2011.

(SEAL)

______________________________________________________________
Notary Public
My commission expires: ____________________________________________

[Add Exhibits A]